UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Trinity Industries, Inc.

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Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 3, 2010

TO: Trinity Industries, Inc. Stockholders:

Please join us for the 2010 Annual Meeting of Stockholders of Trinity Industries, Inc. The meeting will be held at the principal executive offices of the Company, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 3, 2010, at 8:30 a.m., Central Daylight Time.

At the meeting, the stockholders will act on the following matters:

(1) Election of the eleven nominees named in the attached proxy statement as directors;

(2) Approval of the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan;

(3) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010; and

(4) Any other matters that may properly come before the meeting.

All stockholders of record at the close of business on March 19, 2010 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A list of the stockholders is available at the Company’s offices in Dallas, Texas.

By Order of the Board of Directors

JARED S. RICHARDSON
Associate General Counsel
and Corporate Secretary

April 1, 2010

YOUR VOTE IS IMPORTANT!

Please vote as promptly as possible by using the internet or telephone or by signing, dating, and returning the enclosed proxy card to the address listed on the card.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 3, 2010:

This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2009, are available for viewing, printing, and downloading at http://materials.proxyvote.com/896522.

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 3, 2010

This Proxy Statement is being mailed on or about April 1, 2010 to the stockholders of Trinity Industries, Inc. (“Trinity” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas, on Monday, May 3, 2010, at 8:30 a.m., Central Daylight Time (the “Annual Meeting”), or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 2525 Stemmons Freeway, Dallas, Texas, 75207.

You may vote in person by attending the meeting, by completing and returning a proxy by mail, or by using the Internet or telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy using the Internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call.

The named proxies will vote your shares according to your directions. If you sign and return your proxy but do not make any of the selections, the named proxies will vote your shares FOR the election of the eleven nominees for Directors as set forth in this Proxy Statement, FOR the approval of the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan and FOR the ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

The outstanding voting securities of the Company consist of shares of common stock, $1.00 par value per share (“Common Stock”). The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, has been established by the Board of Directors as the close of business on March 19, 2010. At that date, there were outstanding and entitled to vote 79,212,092 shares of Common Stock.

The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors. The election of directors requires a plurality of the votes cast at the meeting. The approval of the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan and the ratification of the independent registered public accounting firm each require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. However, votes withheld with respect to the election of the Company’s directors will not be counted either in favor of or against the election of the nominees. Such shares as to which authority to vote is withheld are called broker non-votes. Effective July 1, 2009, the New York Stock Exchange (the “NYSE”) amended its rule regarding discretionary voting by brokers such that any investor who does not instruct the investor’s broker how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker how to vote. In the case of the other proposals being submitted for stockholder approval, an abstention will effectively count as a vote cast against such proposal. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as shares not entitled to vote with respect to that matter. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

CORPORATE GOVERNANCE

The business affairs of Trinity are managed under the direction of the Board of Directors (also referred to in this proxy statement as the “Board”) in accordance with the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies, and plans; risk management oversight; evaluating the performance of the chief executive officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct, and maintenance of financial and accounting controls. The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2007. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the chief executive officer, the chief financial officer, and principal accounting officer, as well as the Board of Directors. The Company intends to post any amendments to or waivers from its Code of Business Conduct and Ethics on the Company’s website to the extent applicable to an executive officer or a director of the Company. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the heading “Investor Relations-Governance.”

The directors hold regular and special meetings and spend such time on the affairs of the Company as their duties require. During 2009, the Board of Directors held eight meetings. The Board also meets regularly in non-management executive sessions and selects the Presiding Director, who serves as the lead independent director and chairs the non-management executive sessions. Mr. Rhys J. Best currently serves in that capacity. In 2009, all directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each of our directors is expected to attend the Annual Meeting. All of our directors were in attendance at the 2009 Annual Meeting.

Independence of Directors

The Board of Directors makes all determinations with respect to director independence in accordance with the NYSE listing standards and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). In addition, the Board of Directors has established certain guidelines to assist it in making any such determinations regarding director independence (the “Independence Guidelines”), which are available on our website at www.trin.net under the heading “Investor Relations-Governance.” The Independence Guidelines set forth commercial and charitable relationships that may not rise to the level of material relationships that would impair a director’s independence as set forth in the NYSE listing standards and SEC rules and regulations. The actual determination of whether such relationships as described in the Independence Guidelines actually impair a director’s independence is made by the Board on a case-by-case basis. The Board undertook its annual review of director independence and considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. In making its determination, the Board applied the NYSE listing standards and SEC rules and regulations together with the Independence Guidelines. In making such determinations, the Board, amongst other things, considered transactions between our subsidiaries and subsidiaries of Austin Industries, Inc. for which Mr. Ronald J. Gafford serves as President and Chief Executive Officer. These transactions, which totaled $2,768,126 in 2009 and constituted less than 2% of the consolidated gross revenues of Austin Industries, Inc. in 2009, were made in the ordinary course of business in arms-length transactions and substantially all were determined by competitive bids. The transactions involved the purchase by Austin Industries, Inc. or its subsidiaries from our subsidiaries of concrete, highway products, and steel highway bridge girders. Mr. Gafford did not have a direct pecuniary interest in any of the transactions. The Board also considered that the son-in-law of Mr. Hay was employed by the Company full-time in a non-executive officer capacity for seven months during 2009 and currently is employed by the Company on a part-time basis in a non-executive officer capacity. Mr. Hay’s son-in-law also provides certain legal services to the Company through an outside law firm at which a portion of his compensation is related to such legal services provided to the Company. As a result of its review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the listing standards of the NYSE and the SEC rules and regulations: John L. Adams, Rhys J. Best, David W. Biegler, Leldon E. Echols, Ronald J. Gafford, Ronald W. Haddock, Jess T. Hay, Adrian Lajous, Charles W. Matthews and Diana S. Natalicio; and that Timothy R. Wallace is not independent because of his employment as Chairman, Chief Executive Officer, and President of the Company.

Board Leadership Structure

Mr. Wallace serves as the Chairman, Chief Executive Officer, and President of the Company. As stated in the Corporate Governance Principles, the Board believes that the decision as to whether the offices of Chairman and Chief Executive Officer should be combined or separated is the proper responsibility of the Board. The members of the Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces. They are, therefore, in the best position to evaluate the current and future needs of the Company and to judge how the capabilities of the directors and senior managers can be most effectively organized to meet those needs. Given his deep knowledge of the Company and experience in leading it through a range of business environments, the Board believes that the most effective leadership structure for the Company is to have Mr. Wallace serve as both Chairman and Chief Executive Officer.

While Mr. Wallace serves as both Chairman and Chief Executive Officer, our Board is comprised of Mr. Wallace and ten independent directors. After considering the recommendations of our Human Resources Committee, the independent directors determine Mr. Wallace’s compensation. Further, we have four standing committees and a rotating Presiding Director, who is independent. Mr. Wallace does not serve on any Board committee. We also have a succession plan in place for Mr. Wallace. We believe that each of those measures counter-balances any risk that may exist in having Mr. Wallace serve as both Chairman and Chief Executive Officer. For these reasons, the Board believes that this leadership structure is effective for the Company.

As described above, Mr. Best currently serves as Presiding Director. The Presiding Director has the following roles and responsibilities:

•	Serve as a member of the Corporate Governance and Directors Nominating Committee;

•	Preside at each executive session of non-management and independent directors;

•	Preside at all meetings when the Chairman and Chief Executive Officer is not present;

•	As needed or appropriate, develop agendas for executive sessions of non-management and independent directors;

•	Serve as the principal liaison to advise the Company’s Chairman and Chief Executive Officer of actions and/or suggestions taken or made during executive sessions;

•	Confer periodically with the Chairman and Chief Executive Officer regarding the quality, quantity and timeliness of information to be furnished from time to time to the members of the Board;

•	To the extent that the Presiding Director is not the Chairman of the Corporate Governance and Directors Nominating Committee, the Presiding Director assists the Chairman of the Corporate Governance and Directors Nominating Committee in planning and executing each self-evaluation process of the Board;

•	In those instances where an ongoing dialog between the stockholders and the non-management directors is appropriate, serve as a conduit for communications between the stockholders and the non-management directors; and

•	Perform such other duties as the Board from time to time may assign.

Board Committees

The standing committees of the Board of Directors are the Audit Committee, Human Resources Committee, Corporate Governance and Directors Nominating Committee, and Finance and Risk Committee. Each of the committees is governed by a charter, a current copy of which is available on our website at www.trin.net under the heading “Investor Relations-Governance.” Mr. Wallace, Chairman, Chief Executive Officer, and President of the Company, does not serve on any Board committee. Director membership of the committees is identified below.

Corporate
Governance &
			Directors	Finance &
	Audit	Human Resources	Nominating	Risk
Director	Committee	Committee	Committee	Committee
John L. Adams				**

Rhys J. Best	*		**	*

David W. Biegler	*		*	*

Leldon E. Echols	**	*

Ronald J. Gafford		*	*

Ronald W. Haddock	*	*

Jess T. Hay		**	*	*

Adrian Lajous	*			*

Charles W. Matthews			*

Diana S. Natalicio		*

*	Member

**	Chair

Audit Committee

The Audit Committee’s function is to oversee the integrity of the Company’s financial statements and related disclosures; the Company’s compliance with legal and regulatory requirements; the qualifications, independence, and performance of the Company’s independent auditing firm; the performance of the Company’s internal audit function; the Company’s internal accounting and disclosure control systems; the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics; and the Company’s policies and procedures with respect to risk assessment, management, and mitigation. In carrying out its function, the Audit Committee (i) reviews with management, the chief audit executive, and the independent auditors the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures; (ii) reviews with management its processes and policies related to risk assessment, management, and mitigation, compliance with corporate policies, compliance programs, internal controls, corporate aircraft usage, summaries of management’s travel and entertainment reports; and (iii) performs such other matters as the Audit Committee deems appropriate. The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company, subject to stockholder ratification, and approves audit fees. The Audit Committee met eight times during 2009. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Board has determined that Mr. Echols, Chair of the Audit Committee, Mr. Best, Mr. Biegler, and Mr. Haddock are each qualified as an audit committee financial expert within the meaning of SEC regulations.

Finance and Risk Committee

The oversight duties of the Finance and Risk Committee (the “Finance Committee”) generally are to periodically review the financial status of the Company; review the Company’s compliance with certain debt instruments that may exist; make recommendations to the Board regarding financings and authorize financings within limits prescribed by the Board; review and assess risk exposure related to the Company’s operations; monitor the funds for the Company’s benefit plans; review the Company’s insurance coverages; and review significant acquisitions and dispositions of businesses or assets and authorize such transactions within limits prescribed by the Board. The Finance Committee met three times in 2009. The Company periodically identifies, assesses, and risk rates the business, commercial, operational, financial, and personal risks associated with its products and services. A cross-section of corporate and business segment executives meets quarterly to review the identified risks and assessed exposures and suggest changes to the Finance Committee as warranted. This management group reports to the Finance Committee at each regularly scheduled meeting and follows through on any action items requested by the Finance Committee to further define risk, assess or improve a mitigation initiative, or otherwise improve the overall enterprise risk management process.

Corporate Governance and Directors Nominating Committee

The functions of the Corporate Governance and Directors Nominating Committee (“Nominating Committee”) are to identify and recommend to the Board individuals qualified to be nominated for election to the Board; review the qualifications of the members of each committee (including the independence of directors) to ensure that each committee’s membership meets applicable criteria established by the SEC and NYSE; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; annually review director compensation and benefits and make recommendations to the Board regarding director compensation and benefits; review, approve, and ratify all transactions with related persons that are required to be disclosed under the rules of the SEC; annually conduct an individual director performance review of each incumbent director; and oversee the annual self-evaluation of the performance of the Board. Each of the members of the Nominating Committee is an independent director under the NYSE listing standards. The Nominating Committee met three times during 2009.

In performing its annual review of director compensation, the Nominating Committee utilizes independent compensation consultants from time to time to assist in making its recommendations to the Board. The Nominating Committee reviewed the director compensation for 2009 and determined it was appropriate and not in need of modification.

The Nominating Committee will consider director candidates recommended to it by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and

•	The name, age, business, and residence addresses of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Nominating Committee, nominated by the Board, and elected by the stockholders.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2525 Stemmons Freeway, Dallas, Texas 75207 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.

The Nominating Committee believes that the qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy-making level in business, government or education, possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and a willingness to exercise independent judgment, and have an impeccable reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.

The Nominating Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendation of persons meeting the criteria described above who might be available to serve on the Board. The Nominating Committee also may engage firms that specialize in identifying director candidates. As described above, the Nominating Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Nominating Committee determines that additional consideration is warranted, the Nominating Committee will review such information and conduct interviews as it deems necessary to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Nominating Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Nominating Committee also contemplates multiple dynamics that promote and advance diversity amongst its members. Although the Nominating Committee does not have a formal diversity policy, the Nominating Committee considers a number of factors regarding diversity of personal and professional backgrounds (both domestic and international), national origins, specialized skills and acumen, and breadth of experience in industry, manufacturing, financing transactions, and business combinations. The Nominating Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

Human Resources Committee

The Human Resources Committee (the “HR Committee”) advises the Board of Directors in its responsibilities relating to the fair and competitive compensation of the Company’s Chief Executive Officer and other senior executives. Each of the members of the HR Committee is an independent director under the NYSE listing standards. The HR Committee met five times during 2009.

The HR Committee reviews management succession and approves awards under the Company’s incentive compensation and equity based plans. The HR Committee annually evaluates the leadership and performance of Mr. Wallace, our Chairman, Chief Executive Officer, and President (collectively referred to as the “CEO”). The HR Committee annually recommends to the Company’s independent directors the total compensation for the CEO. The independent directors are responsible for approving the CEO’s compensation. The CEO provides to the HR Committee his assessment of the performance of his direct reports. The HR Committee also has access to the Company’s key leaders. The HR Committee reviews and approves compensation for the Chief Financial Officer (the “CFO”) and the other executive officers named in the “Summary Compensation Table.” The CEO, the CFO, and the other executive officers named in the “Summary Compensation Table” are referred to in this proxy statement as the “named executive officers.”

The Role of the Compensation Consultant

The HR Committee hires independent executive compensation consultants to provide an assessment of the Company’s executive compensation program and to perform five key tasks. The consultants (i) review and assist in the design of the Company’s compensation programs, (ii) provide insight into compensation best practices used by other companies, (iii) benchmark the Company’s compensation pay levels with relevant industry surveys, (iv) provide proxy disclosure information for comparator companies, and (v) provide input to the HR Committee on the structure and overall competitiveness of the Company’s compensation programs.

The HR Committee retained the services of Hewitt Consulting (referred to in this proxy statement as “Hewitt”), an internationally-recognized compensation consulting firm, as its compensation consultant to assist in providing an independent assessment of the executive compensation program. Hewitt reported directly to the HR

Committee for the purposes of advising it on matters relating to 2009 compensation. The services of Hewitt were used only in conjunction with executive compensation matters. Hewitt was not retained by the Company for any other purpose.

The HR Committee instructed Hewitt to provide analyses, insight, and benchmarking information for 2009 on the 25 highest compensated executives to determine whether the compensation packages for these executives were competitive with the market and met the objective of the Company to attract, hire, and retain the best talent. Hewitt was instructed to:

•	review the total direct compensation (base salary, annual incentive, and long term incentive);

•	confirm that the comparator companies selected by the HR Committee were appropriate; and

•	gather publicly traded comparator company proxies and market surveys to ascertain market competitive rates specifically for the named executive officers.

Hewitt benchmarked all components of compensation for 2009, excluding our Executive Perquisite Allowance, and determined the 50th percentile (market median) and the 75th percentile for each position.

The Role of Management

The CEO, the CFO, and the Vice President of Human Resources work with the HR Committee and the compensation consultant to develop the framework and design the plans for all compensation components. The CEO and CFO recommend the financial performance measurements for the annual incentive awards and the long term performance-based restricted stock awards, subject to HR Committee approval for all named executive officers, excluding themselves and, for the CFO’s recommendation, excluding the CEO. The HR Committee recommends to the independent directors Mr. Wallace’s compensation for their approval. The CFO certifies as to the achievement of these financial performance measures. The Vice President of Human Resources implements compensation-related policies and procedures and oversees the execution of each plan. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.

The Role of the HR Committee

The HR Committee annually reviews management’s assessment of the performance of the 25 highest paid executives of the Company and its subsidiaries. The review is conducted prior to the year in which any adjustment to base salary, annual incentive or long term incentive becomes effective. Both annual incentives and long term incentives are established as a percent of base salary with threshold, target, and maximum payout levels.

The HR Committee realizes that benchmarking and comparing peer group proxy disclosure require certain levels of interpretation due to the complexities associated with executive compensation plans. The HR Committee uses the benchmarking information and the peer group proxy disclosure provided by the compensation consultant as general guidelines and retains the right to make adjustments to compensation levels based on what the HR Committee believes is in the best interests of the Company’s stockholders. The HR Committee uses its judgment and bases its consideration of each executive’s compensation on past and expected future performance in respect to specific financial, strategic, and operating objectives; the scope of each executive’s responsibilities within the Company; the executive’s value to the Company; and competitive market survey data that establishes the market ranges against which compensation is benchmarked.

Board’s Role in Risk Oversight

The Audit Committee has the responsibility to oversee the Company’s policies and procedures relating to risk assessment, management, and mitigation. The Finance Committee has the responsibility to review and assess risk exposure related to the Company’s operations, including safety, environmental, financial, contingent liabilities, and other risks which may be material to the Company, as well as the activities of management in identifying, assessing, and mitigating against business, commercial, operational, financial, and personal risks associated with the Company’s products and services. The Finance Committee accomplishes this responsibility as described in “Corporate Governance — Board Committees — Finance and Risk Committee.” In addition, the Audit Committee, in its discretion, reviews the Company’s major risks and exposures, including (i) any special-purpose entities, complex financing transactions and related off-balance sheet accounting matters; and (ii) legal matters that may significantly impact the Company’s financial statements or risk management.

Compensation Committee Interlocks and Insider Participation

Messrs. Echols, Gafford, Haddock, and Hay and Dr. Natalicio served on the HR Committee during the last completed fiscal year. None of the members of the HR Committee has ever served as an executive officer or employee of the Company or any of its subsidiaries. There were no compensation committee interlocks during 2009.

Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties by mail. Stockholders and other interested parties may contact any member of the Board, including the Presiding Director, Mr. Best, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2525 Stemmons Freeway, Dallas, Texas 75207.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of eleven members.

Following a recommendation from the Nominating Committee, each of the members of the Board of Directors has been nominated by the Board for election at the Annual Meeting to hold office until the later of the next Annual Meeting or the election of their respective successors. The director nominees are John L. Adams, Rhys J. Best, David W. Biegler, Leldon E. Echols, Ronald J. Gafford, Ronald W. Haddock, Jess T. Hay, Adrian Lajous, Charles W. Matthews, Diana S. Natalicio and Timothy R. Wallace. The Board of Directors has determined that all of the director nominees other than Mr. Wallace are “independent directors.” Mr. Wallace is our Chairman, Chief Executive Officer, and President. Therefore, the Board of Directors has concluded that Mr. Wallace is not an independent director.

The Board of Directors believes that each of the director nominees possesses the qualifications described above in “Corporate Governance — Board Committees — Corporate Governance and Directors Nominating Committee.” That is, the Board believes that each nominee possesses: (i) deep experience at the policy making level in business, government or education, (ii) the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, (iii) a willingness to exercise independent judgment, and (iv) an impeccable reputation for honest and ethical conduct in both his or her professional and personal activities.

The information provided below is biographical information about each of the nominees, as well as a description of the experience, qualifications, attributes or skills that led the Board to conclude that the individual should be nominated for election as a director of the Company.

Nominees

Timothy R. Wallace, 56. Director since 1992. Mr. Wallace has been Chairman, Chief Executive Officer, and President of the Company since 1999. From June 2004 until March 2008, Mr. Wallace was a director of MoneyGram International, Inc., which is a payment service and money transfer business.

Mr. Wallace joined the Company in 1975. During his long tenure with the Company, Mr. Wallace has consistently shown strong performance in a variety of roles, requiring a wide range of business and interpersonal skills. He has provided excellent leadership to the Company in his current positions, exhibiting sound judgment and business acumen.

John L. Adams, 65. Director since 2007. Mr. Adams is Chairman of the Finance and Risk Committee. Mr. Adams served as Executive Vice President of the Company from January 1999 — June 2005, serving thereafter on a part time basis as Vice Chairman until leaving the employ of the Company to join the Board of Directors in March 2007. Since 2007, he has served on several corporate and not-for-profit boards. Mr. Adams is the Chairman of the board and a director of Group 1 Automotive, Inc., a company engaged in the ownership and operation of automotive dealerships and collision centers. He also serves on the audit committee and is a director of Dr Pepper Snapple Group, Inc., a company that is a leading brand owner, bottler, and distributor of non-alcoholic beverages in the U.S., Canada, and Mexico.

As a result of his past employment by the Company, Mr. Adams brings significant knowledge and understanding of the Company’s operations and business environment. In addition, he has experience as a senior executive in the banking industry, which provides the Board with experience in managing financing transactions. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Rhys J. Best, 63. Director since 2005. Mr. Best is Chairman of the Corporate Governance and Directors Nominating Committee, and a member of the Finance and Risk Committee and the Audit Committee. Mr. Best served, beginning in 1999, as Chairman, President, and CEO of Lone Star Technologies, Inc., a company engaged in the production and marketing of casing, tubing, line pipe, and couplings for the oil and gas, industrial, automotive, and power generation industries. He was also a director of, and remained in these positions with, Lone Star Technologies, Inc., until its acquisition by United States Steel Corporation in June 2007. Mr. Best has been engaged in private investments since 2007. He is also Chairman of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing, and marketing of natural gas and natural gas liquids. He is a member of the board of directors of Cabot Oil & Gas Corporation, a leading North American oil and gas exploration and production company; Austin Industries, Inc., a civil, commercial, and industrial construction company; McJunkin Red Man Corporation, a company engaged in the distribution of industrial PVF products, serving the refining, chemical, petrochemical, gas distribution and transmission, oil and gas exploration and production, pharmaceutical, and power generation industries; and Commercial Metals Corporation, which recycles, manufactures, and markets steel and metal products and related materials.

Mr. Best has broad experience in managing and leading significant industrial enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations, including its international operations and future international opportunities.

David W. Biegler, 63. Director since 1992. Mr. Biegler is a member of the Audit Committee, the Corporate Governance and Directors Nominating Committee, and the Finance and Risk Committee. Mr. Biegler serves as the Chairman and CEO of Southcross Energy, LLC, a company engaged in natural gas transportation and processing. He retired as Vice Chairman of TXU Corp. at the end of 2001, having served TXU Corp. as President and Chief Operating Officer from 1997 — 2001. Mr. Biegler is also a director of Dynegy Inc., a company engaged in power generation; Southwest Airlines, Inc., a major domestic airline; Animal Health International, a company engaged in selling and distributing animal health products; and Austin Industries, Inc., a civil, commercial, and industrial construction company. In addition, Mr. Biegler served as a director of Guaranty Financial Group Inc., a company conducting consumer and business banking activities, from February 2008 until August 2009.

Mr. Biegler has broad experience in managing and leading significant industrial enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Leldon E. Echols, 54. Director since 2007. Mr. Echols is Chairman of the Audit Committee and a member of the Human Resources Committee. He served as Executive Vice President and Chief Financial Officer of Centex Corporation (“Centex”) from 2000 — 2006 when he retired. Prior to joining Centex, he spent 22 years with Arthur Andersen LLP and served as Managing Partner, Audit Practice for the North Texas, Colorado, and Oklahoma Region from 1997 — 2000. Mr. Echols is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has been engaged in private investments since 2006. He is a member of the board of directors and Chairman of the audit committee of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing, and marketing of natural gas and natural gas liquids and Crosstex Energy, Inc., a company holding partnership interests of Crosstex Energy, L.P. He is also a member of the board of directors of Holly Corporation, an independent petroleum refiner; Roofing Supply Group Holdings, Inc., a company engaged in the distribution of roofing and related construction materials; and Colemont Corporation, a company engaged in insurance and reinsurance brokerage and related services. In addition, Mr. Echols served as a director of TXU Corp. from August 2005 until October 2007.

In addition to having gained substantial managerial experience as an executive officer of Centex, Mr. Echols possesses important skills and experience gained through his service as a certified public accountant. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Ronald J. Gafford, 60. Director since 1999. Mr. Gafford is a member of the Human Resources Committee and the Corporate Governance and Directors Nominating Committee. Mr. Gafford has been President and Chief Executive Officer of Austin Industries, Inc., a civil, commercial, and industrial construction company, since 2001 and Chairman since 2008. From July 2005 until September 2007, Mr. Gafford served as a member of the board of directors of Chaparral Steel Company, a leading supplier of structural steel and steel bar products.

Mr. Gafford has broad experience in managing and leading a significant industrial enterprise. His service as the Chief Executive Officer of Austin Industries, Inc. provides the Board with additional perspective on the Company’s operations.

Ronald W. Haddock, 69. Director since 2005. Mr. Haddock is a member of the Human Resources Committee and the Audit Committee. Mr. Haddock was Chief Executive Officer of FINA, Inc. from December 1989 until his retirement in July 2000. He was also the Executive Chairman, CEO, and director of Prisma Energy International, a power generation, power distribution, and natural gas distribution company from August 2003 until its acquisition by Ashmore Energy International Limited. He currently serves as Chairman of the board of AEI Services, LLC, an international power generator and distributor and natural gas distribution company; Rubicon Offshore International, an offshore oil storage and production well services company; and Safety-Kleen Systems, Inc., an environmental services, oil recycling, and refining company; and is a director of Alon USA Energy, Inc., a petroleum refining and marketing company; Adea Solutions, Inc., a high-tech personnel and consulting firm; and Petron, a refining and marketing company based in the Philippines. From March 2002 until August 2005, Mr. Haddock served as a director of SWS Group, Inc., a full-service securities and banking firm delivering a broad range of investment, commercial banking, and related financial services to individual, corporate and institutional investors, broker/dealers, governmental entities, and financial intermediaries.

Mr. Haddock has broad experience in managing and leading significant enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations, including its international opportunities.

Jess T. Hay, 79. Director since 1965. Mr. Hay is Chairman of the Human Resources Committee and a member of Corporate Governance and Directors Nominating Committee and the Finance and Risk Committee. Mr. Hay is the retired Chairman and Chief Executive Officer of Lomas Financial Corporation, a diversified financial services company formerly engaged principally in mortgage banking, retail banking, commercial leasing, and real estate lending, and of Lomas Mortgage USA, a mortgage banking institution. He is also Chairman of the Texas Foundation for Higher Education. Mr. Hay is a director of Viad Corp. which is a convention and event services, exhibit design and construction, and travel and recreational services company; a director of MoneyGram International, Inc. which is a payment services and money transfer business; and a director of Hilltop Holdings, a financial services company. He also is a former director of Exxon Mobil Corporation, where he retired in 2001, and of SBC Communications, Inc. (now AT&T), where he retired in 2004. Under the Board’s retirement policy applicable to Mr. Hay, this will be the last year that he will be nominated for election to the Board.

Mr. Hay has broad experience in managing and leading significant enterprises in the financial services industry. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Adrian Lajous, 66. Director since 2006. Mr. Lajous is a member of the Audit Committee and the Finance and Risk Committee. Mr. Lajous has been Senior Energy Advisor for McKinsey & Company, a management consulting firm, and President of Petrométrica, SC., an energy consulting company, since 2001. Mr. Lajous served Pemex in several capacities between 1982 and 1999, having served as Director General and CEO from 1994-1999. Mr. Lajous is Chairman of the Oxford Institute for Energy Studies and is a director of Schlumberger, Ltd., an oilfield services company supplying technology, project management, and information solutions to the oil and gas industry; Ternium, S.A., a company engaged in the production and distribution of semi-finished and finished steel products; and Grupo Petroquímico Beta, a private Mexican chemical company.

Mr. Lajous has broad experience in managing and leading significant industrial enterprises in Mexico, where the Company has a number of operations. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Charles W. Matthews, 65. Director since March 2010. Mr. Matthews is a member of the Corporate Governance and Directors Nominating Committee. Mr. Matthews served Exxon Mobil Corporation, one of the leading global energy companies in the world, and its predecessor, Exxon Corporation, in several capacities in its legal department since 1971 before being appointed Vice President and General Counsel in 1995 until his retirement in 2010.

During his long employment at Exxon Mobil Corporation, Mr. Matthews accumulated broad experience in legal, managerial, and other matters in the energy industry around the world. Mr. Matthews was recommended to the Nominating Committee for service as a director by Mr. Adams.

Diana S. Natalicio, 70. Director since 1996. Dr. Natalicio is a member of the Human Resources Committee. Dr. Natalicio has been President of the University of Texas at El Paso since 1988. Dr. Natalicio was appointed by President George H.W. Bush to the Commission on Educational Excellence for Hispanic Americans and by President William J. Clinton to the National Science Board and to the President’s Committee on the Arts and Humanities.

During her long tenure at the University of Texas at El Paso, Dr. Natalicio has gained deep experience in dealing with a broad range of constituencies and competing interests. In addition, her service as a Presidential appointee has given her experience in working with significant governmental and civic officials across the political spectrum.

The Board of Directors recommends that you vote FOR all of the Nominees.

PROPOSAL 2 — APPROVAL OF THE AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

Upon recommendation of the HR Committee, the Board of Directors of the Company adopted, subject to stockholder approval, the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Amended 2004 Plan”) on March 4, 2010. The Amended 2004 Plan amends and restates the Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “2004 Plan”), and includes (i) an increase in the number of shares of Common Stock available for awards under the 2004 Plan from 3,750,000 to 6,000,000 shares; (ii) an increase in the number of shares of Common Stock available for issuance under incentive stock options, non-qualified stock options and other awards under the 2004 Plan from 3,750,000 to 6,000,000 shares; (iii) an adjustment to the number of shares of Common Stock that may be granted to any executive officer in one calendar year for stock options, stock appreciation rights (“SARs”) and performance-based awards to 300,000; (iv) an increase in the number of shares of Common Stock that may be granted to a non-employee director from 15,000 shares per calendar year to 20,000 shares per calendar year; (v) a prohibition on the granting of dividend equivalent rights as a component of stock options and stock appreciation rights; (vi) an extension of the expiration date of the 2004 Plan from May 10, 2014 to May 3, 2020; and (vii) a modification of the amendment provision based on current stock exchange and inter-dealer quotation system requirements. The HR Committee had previously adjusted the share numbers in the 2004 Plan to reflect the 3-for-2 Common Stock split in the form of a 50% stock dividend effectuated on May 26, 2006, so the amendments summarized above reflect changes from those previously adjusted share numbers.

The Amended 2004 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards that may be paid in cash or Common Stock. The Amended 2004 Plan does not permit the repricing of stock options or the granting of discounted stock options. The Amended 2004 Plan provides the Company with flexibility to adapt the compensation of key employees to a changing business environment, after giving due consideration to competitive conditions and the impact of federal tax laws. Based on the amount of historical grants and future grants planned, we expect within the next few years to have an insufficient number of shares to allow us to continue offering the 2004 Plan to our employees unless the Amended 2004 Plan is approved. The additional shares that may be granted and our related ability to continue offering the Amended 2004 Plan not only provide an opportunity for employees to acquire shares of our Common Stock, thereby aligning their interests with those of our stockholders, but also enables us to continue to attract and retain talented employees. Increasing the number of shares of Common Stock that may be granted under the Amended 2004 Plan for incentive stock options, non-qualified stock options and other awards to executive officers also provides an opportunity for employees to acquire shares of our Common Stock, thereby aligning their interests with those of our stockholders, but also enables us to continue to attract and retain talented employees. Adjusting the number of shares of Common Stock that may be granted in one calendar year under the Amended 2004 Plan for stock options, stock appreciation rights and performance-based awards to executive officers provides uniformity with respect to the number of shares of Common Stock that may be granted in connection with stock options, SARs and performance-based awards to executive officers. Increasing the number of shares of Common Stock that may be granted under the Amended 2004 Plan to non-employee directors gives us the ability to grant the appropriate number of shares to such non-employee directors in order to properly align their interests with those of our stockholders and to provide them with the appropriate equity compensation. Prohibiting the granting of dividend equivalent rights as a component of stock options and stock appreciation rights aligns the Amended 2004 Plan with our historical granting practices. Extending the expiration date of the Amended 2004 Plan from May 10, 2014 to May 3, 2020, along with the additional shares of Common Stock, will allow us to utilize the Amended 2004 Plan for a number of years. Amending the amendment section of the Amended 2004 Plan based on current stock exchange and inter-dealer quotation system requirements aligns the Amended 2004 Plan with our historical amendment practices, which have been in compliance with the NYSE rules. A copy of the Amended 2004 Plan is attached as Appendix A to this Proxy Statement and is marked to show the changes from the 2004 Plan (with the share numbers already adjusted for the 3-for-2 Common Stock split in the form of a 50% stock dividend effectuated on May 26, 2006 as stated above), and the following description is qualified in its entirety by reference to the Amended 2004 Plan.

It is the judgment of the Board of Directors that approval of the Amended 2004 Plan is in the best interest of the Company and our stockholders.

Summary of Amendments in the Proposed Amended 2004 Plan

The Amended 2004 Plan was adopted, subject to stockholder approval, by the Board of Directors on March 4, 2010, to make the following changes to the 2004 Plan.

•	First, the Amended 2004 Plan increases the number of shares of Common Stock authorized under the 2004 Plan by 2,250,000 shares of Common Stock for a total of 6,000,000 authorized shares.

•	Second, the Amended 2004 Plan increases the number of shares of Common Stock authorized for issuance under the 2004 Plan by 2,250,000 shares of Common Stock for incentive stock options, non-qualified stock options and other awards for a total of 6,000,000 authorized shares.

•	Third, the Amended 2004 Plan adjusts the number of shares of Common Stock authorized for issuance under the 2004 Plan for stock options, stock appreciation rights and performance-based awards to 300,000, decreasing the number of shares of Common Stock that may be granted as stock options and SARs by 150,000 and increasing the number of shares of Common Stock that may be granted as performance-based awards by 150,000.

•	Fourth, the Amended 2004 Plan increases the number of shares which may be granted to a non-employee director each year, by 5,000 shares of Common Stock to 20,000 shares of Common Stock.

•	Fifth, the Amended 2004 Plan prohibits granting dividend equivalent rights as a component of stock options and stock appreciation rights.

•	Sixth, the Amended 2004 Plan extends the expiration date of the 2004 Plan from May 10, 2014 to May 3, 2020.

•	Seventh, the Amended 2004 Plan modifies the amendment provision based on current stock exchange and inter-dealer quotation system requirements.

Description of the Amended 2004 Plan

Expiration Date

No award may be made under the Amended 2004 Plan after May 3, 2020, but awards made prior thereto may extend beyond that date.

Share Authorization

Subject to certain adjustments, the number of shares of Common Stock that may be issued pursuant to awards under the Amended 2004 Plan is 6,000,000 plus any shares under prior plans that cease to be subject to such awards (other than by exercise or settlement).

A maximum of 300,000 shares may be granted in any one year in the form of stock options, stock appreciation rights or performance-based awards (or any combination of the foregoing) to any one executive officer.

Administration

The Amended 2004 Plan will be administered by the HR Committee of the Board of Directors, as is the 2004 Plan currently. The HR Committee will have the power to: (i) determine the persons to whom awards are to be made, (ii) determine the type, size, and terms of awards, (iii) interpret the Amended 2004 Plan, (iv) establish and revise rules and regulations relating to the Amended 2004 Plan, and (v) make any other determinations that it believes necessary for the administration of the Amended 2004 Plan.

Eligibility

Employees of the Company or its affiliates who are directors, officers or who are in managerial or other key positions, consultants who provide key consulting services to the Company, and non-employee directors are eligible to participate in the Amended 2004 Plan.

Stock Options

The HR Committee may grant either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of a stock option is to be at least the fair market value of the Common Stock on the date of grant. At the HR Committee’s discretion, the option exercise price may be paid in cash, by delivering to the Company shares of Common Stock already owned by the optionee having a fair market value equal to the aggregate option exercise price, or by providing with the notice of exercise an order to a designated broker to sell part or all of the shares and to deliver the proceeds to the Company to pay the full purchase price and all applicable withholding taxes.

Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant. Unless otherwise determined by the HR Committee and provided in the option agreement, the Amended 2004 Plan provides for the acceleration of the vesting of stock options in the event of death, disability, retirement or a change in control (as defined in the Amended 2004 Plan) of the Company.

Stock Appreciation Rights

SARs may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of the Common Stock on the date of grant. The HR Committee determines the terms of each SAR at the time of the grant. A SAR may not be granted at less than the fair market value of a share of Common Stock on the date the SAR is granted and cannot have a term of longer than ten years. Distributions to the recipient may be made in Common Stock, in cash or in a combination of both as determined by the HR Committee.

Restricted Stock and Restricted Stock Units

Restricted stock consists of shares of Common Stock which are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units give the participant the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the HR Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The HR Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants.

Performance Awards

The HR Committee may grant performance awards payable in cash or shares of Common Stock at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. Subject to minimum vesting periods discussed below, the HR Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.

Other Awards

The HR Committee may grant other forms of awards payable in cash or shares of Common Stock if the HR Committee determines that such other form of award is consistent with the purpose and restrictions of the Amended 2004 Plan. The terms and conditions of such other form of award shall be specified by the grant, subject to minimum vesting periods discussed below. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Dividend Equivalent Rights

The HR Committee may grant a dividend equivalent right either as a component of another award or as a separate award, except that the HR Committee is not permitted to grant dividend equivalent rights as a component of a stock option or a SAR. The terms and conditions of the dividend equivalent right shall be specified by the grant.

Performance Goals

Awards of restricted stock, restricted stock units, performance awards (whether relating to cash or shares) and other awards (whether relating to cash or shares) under the Amended 2004 Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Common Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the HR Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the HR Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the HR Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

For any performance awards or other awards that are denominated in cash, such that the annual performance stock award limit in the Amended 2004 Plan is not an effective limitation for purposes of Treasury Regulations, the maximum amount payable to any executive officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $2,000,000.

Non-Employee Directors

The Board or the HR Committee will grant all awards to non-employee directors. The maximum number of shares that may be issued to non-employee directors shall be 450,000 shares, and no non-employee director may receive awards subject to more than 20,000 shares in any calendar year. Awards made to non-employee directors shall be with terms and conditions otherwise consistent with the provisions of the Amended 2004 Plan.

Change in Control

Except as determined by the HR Committee at the time of grant of an award and provided for in the agreement evidencing the grant of the award, upon a change in control, all outstanding stock options and SARs will become vested and exercisable; all restrictions on restricted stock and restricted stock units will lapse; all performance goals will be deemed achieved at target levels and all other terms and conditions met; all restricted stock units and performance awards (whether relating to cash or shares) will be paid out as promptly as practicable; and all other awards (whether relating to cash or shares) will be delivered or paid.

Limitation on Vesting of Certain Awards

Awards of restricted stock, restricted stock units, performance awards payable in shares, or other awards in the form of shares, if granted to persons who do not pay cash consideration or elect to forgo a right to cash consideration substantially equal in value to the shares subject to such award are subject to minimum vesting provisions set forth in the Amended 2004 Plan. Such awards, if their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than one year, and such awards, if neither their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than three years; provided such awards may vest on an accelerated basis in the event of a participant’s death, disability, or retirement, or in the event of a change in control. However, up to 12 percent of the shares authorized under the Amended 2004 Plan may be granted without meeting the minimum vesting requirements.

Amendment of the Plan

All provisions of the Amended 2004 Plan (including without limitation, any award made under the Amended 2004 Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (i) no amendment for which stockholder approval is required either (a) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (b) in order for the Amended 2004 Plan and awards granted under the Amended 2004 Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such sections, or other applicable law, shall be effective without stockholder approval; (ii) no award at any time outstanding under the Amended 2004 Plan may be modified, impaired, or canceled adversely to the holder of the award without the consent of such holder; and (iii) no increase in the number of shares of Common Stock subject to awards to non-employee directors may be made without stockholder approval.

Plan Benefits

Future benefits under the Amended 2004 Plan are not currently determinable. Our management has a financial interest in this proposal because they are potentially eligible for awards under the Amended 2004 Plan. The following table indicates shares awarded under the 2004 Plan during fiscal year 2009 to the named executive officers, to all executive officers as a group, the non-employee directors as a group and to all employees (excluding executive officers) as a group:

	Shares Awarded in Fiscal 2009
	Dollar	Number of
Name and Position	Value(1)	Shares

Timothy R. Wallace, Chairman, Chief Executive Officer and President	$1,254,400	80,000
William A. McWhirter, Senior Vice President and Chief Financial Officer	470,400	30,000
Mark W. Stiles, Senior Vice President and Group President	504,896	32,200
D. Stephen Menzies, Senior Vice President and Group President	504,896	32,200
S. Theis Rice, Vice President and Chief Legal Officer	285,376	18,200
All executive officers (12 persons)	4,243,008	270,600
All directors, excluding Mr. Wallace	591,152	37,701
All employees, excluding executive officers	8,919,964	568,900

(1)	The dollar value is based on the grant date fair value of the awards computed in accordance with ASC 718.

Market Value of the Securities.

The market value of our Common Stock is $19.85 per share based on the closing price of our Common Stock on March 19, 2010.

Federal Income Tax Consequences

Incentive Stock Options

An optionee does not generally recognize taxable income upon the grant or upon the exercise of an incentive stock option (“ISO”). However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the optionee’s ISO is exercisable for the first time during any calendar year exceeds $100,000, the ISO for the shares over $100,000 will be treated as a non-qualified option, and not an ISO, for federal tax purposes, and the optionee will recognize income as if the ISO was a non-qualified option. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the optionee has not disposed of the Common Stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

Non-qualified Stock Options

An optionee generally does not recognize taxable income upon the grant of a non-qualified stock option (“NSO”). Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

The optionee’s tax basis for NSO shares will be equal to the option price paid for such shares, plus any amounts included in the optionee’s income as compensation. When an optionee disposes of NSO shares, any amount received in excess of the optionee’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the optionee has held the NSO shares. If the amount received is less than the optionee’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the optionee has held the shares.

Special Rule if Option Price is Paid for in Common Shares

If an optionee pays the exercise price of an option with previously-owned shares of Common Stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The optionee’s tax basis and holding period for these shares received will be equal to the optionee’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the optionee to the extent of their fair market value. The optionee’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the optionee’s holding period for such shares will begin on the date of exercise.

If the use of previously acquired shares to pay the exercise price of an option constitutes a disqualifying disposition of shares previously acquired under an ISO, the optionee will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the optionee disposes of such shares before the end of the holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the optionee’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the optionee as a result of the disqualifying disposition.

Restricted Stock

A recipient of an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the recipient recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A recipient may make an election under Section 83(b) of the Code, within 30 days of the date he or she receives restricted stock, to recognize ordinary income in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. If a recipient does not make an election under Section 83(b) of the Code, then the recipient will recognize as ordinary income any dividends received with respect to shares.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the recipient in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the recipient had filed a timely Section 83(b) election to accelerate recognition of income).

At the time of sale of such shares, any gain or loss realized by the recipient will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in Common Stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards

In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other Common Stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized.

Current Equity Compensation Plans

The following table sets forth information about the Company’s Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2009.

Equity Compensation Plan Information

	(a)		(b)		(c)
					Number of Securities
					Remaining Available for
	Number of Securities				Future Issuance under
	to be Issued		Weighted-Average		Equity Compensation
	Upon Exercise of		Exercise Price of		Plans (Excluding
	Outstanding Options,		Outstanding Options,		Securities
	Warrants and Rights		Warrants and Rights		Reflected in Column (a))

Plan Category
Equity compensation plans approved by security holders:
Stock Options	1,015,465
Restricted stock units	159,670

	1,175,135		$14.00	(1)	1,496,209
Equity compensation plans not approved by security holders	—	(2)	—		—

Total	1,175,135		$14.00		1,496,209

(1)	Includes 159,670 shares of Common Stock issuable upon the vesting and conversion of restricted stock units. The restricted stock units do not have an exercise price.

(2)	Excludes information regarding the Company’s Deferred Plan for Director Fees. This plan permits the deferral of the payment of the annual retainer fee and board and committee meeting fees. At the election of the participant, the deferred fees may be converted into phantom stock units with a fair market value equal to the value of the fees deferred, and such phantom stock units are credited to the director’s account (along with the amount of any dividends or stock distributions). At the time a participant ceases to be a director, cash will be distributed to the participant. At December 31, 2009, 69,600 phantom stock units were credited to the accounts of participants. Also excludes information regarding the Trinity Industries, Inc. Supplemental Profit Sharing Plan (“Supplemental Plan”) for certain of its highly compensated employees. For more information about the

Supplemental Plan please refer to the description in “Executive Compensation — Compensation Discussion and Analysis — Post-Employment Benefits.” At December 31, 2009, 50,772 stock units were credited to the accounts of participants under the Supplemental Plan.

The Board of Directors recommends that you vote FOR the approval of the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010, subject to ratification of stockholders.

The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors, and consultants.

Ernst & Young, or a predecessor of that firm, has been the auditors of the accounts of the Company each year since 1958. The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm for Fiscal Years 2009 and 2008

The following table presents fees for professional audit services rendered by Ernst & Young for the audits of the Company’s annual financial statements for the years ended December 31, 2009 and 2008, and fees for other services rendered by Ernst & Young during those periods:

	2009	2008

Audit fees	$2,404,500	$2,613,400
Audit-related fees	51,200	50,760
Tax fees	288,957	355,544
All other fees	—	—

Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees

In fiscal years 2009 and 2008, audit fees includes fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, statutory audits in Mexico and Europe, and consents included in other SEC filings.

Audit-Related Fees

Audit-related fees include fees for employee benefit plan audits, use of online research tools, and certain compliance audits.

Tax Fees

Tax fees in fiscal years 2009 and 2008 include fees for tax advice, tax planning, and tax return review.

All Other Fees

There were no fees for other services not included above.

The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained. Under this policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular services or category of services and includes an anticipated budget.

Report of the Audit Committee

We are a standing committee comprised of independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the NYSE. Our Board of Directors has determined that four of the members of the Audit Committee are “audit committee financial experts” as defined by applicable SEC rules. We operate under a written charter adopted by our Board of Directors. A copy of the charter is available free of charge on our website at www.trin.net under the heading “Investor Relations — Governance.”

We annually select the Company’s independent auditors. That recommendation is subject to ratification by the Company’s stockholders.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in our charter, our responsibilities include the monitoring and oversight of these processes.

Consistent with our charter responsibilities, we have met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to us that the Company’s consolidated financial statements for the fiscal year ended December 31, 2009 were prepared in accordance with U.S. generally accepted accounting principles. We reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Company’s independent auditors have also provided to us the written disclosures and the letter required by applicable requirements of The Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee, and we discussed with the independent auditors that firm’s independence. We also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditors’ independence.

Based upon our reviews and discussions with management and the independent auditors and our review of the representation of management and the report of the independent auditors to the Audit Committee, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission.

Audit Committee

Leldon E. Echols, Chairman
Rhys J. Best
David W. Biegler
Ronald W. Haddock
Adrian Lajous

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Company’s long term strategic corporate vision is to become a premier multi-industry growth company that provides superior value to our stockholders. The Company’s executive compensation program is designed to facilitate and motivate its executives to conduct an orderly transition from a highly successful diversified industrial cyclical company into a premier multi-industry growth company.

Objectives of the Executive Compensation Program

The HR Committee’s primary objectives for the Company’s executive compensation program are to:

•	attract, motivate, and retain the key executives needed to enhance the profitability of the Company;

•	encourage the highest level of performance and accountability for the overall success of the Company;

•	provide an incentive for long term value creation for our stockholders;

•	align compensation with short term and long term business objectives and strategies, financial targets, and the core values of the Company; and

•	align compensation as appropriate with the cyclical nature of the Company’s businesses.

Design of the Executive Compensation Program

The Company’s compensation program is intended to reinforce the importance of performance and accountability at both the individual and corporate achievement levels. The Company’s compensation program is designed to:

•	provide a reasonable balance between short term and long term compensation;

•	provide a reasonable mix of fixed and incentive-based compensation;

•	retain key executives through the cycles of our businesses;

•	be competitive with our compensation comparator company group;

•	use equity-based awards, stock ownership guidelines, and annual incentives that are linked to stockholder value; and

•	be transparent and easy to understand.

Components of Compensation

The executive compensation program has four key components:

•	base salary;

•	an executive perquisite payment;

•	annual incentive plans designed to focus on short term performance; and

•	long term incentive plans designed to encourage executives to promote the Company’s transition to a premier, multi-industry growth company.

Business Plan and Operational Performance Linkage

Management prepares an annual review of the Company’s business strategies and the Company as a whole. The Company’s strategies are linked in the business plans to the corporate vision and performance objectives, including a multi-year projection of financial results comprised, in part, of fully diluted earnings per share (referred to as “EPS”) and return on equity (referred to as “ROE”). This business plan is reviewed and discussed annually with the Board of Directors. Following business plan discussions with the Board, management prepares operational plans and budgets that provide specific performance measurements and goals for the next year. The Company’s budgets are reviewed and approved annually by the Board of Directors.

Executive incentive target goals are linked to the Company’s business plans and budget. Threshold, target, and maximum level financial goals are established for the performance-based, long term incentive plan. These performance-based, long term incentive financial goals are a means of encouraging management to focus on initiatives that maximize stockholder return over the long term. The HR Committee uses the Board-approved annual budget as a guideline when establishing financial goals for the annual incentive compensation plan. The annual incentive financial goals are used to encourage management to focus resources on key short term financial objectives.

The Company notes that the financial goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community or that the Company will provide for future years and should not be considered as statements of the Company’s expectations or estimates.

The Named Executive Officers

The Board of Directors has delegated to the HR Committee oversight of our executive compensation program. The HR Committee reviews and recommends to the independent directors the compensation for the CEO. The independent directors approve the CEO’s compensation. The HR Committee reviews and approves the compensation of the CFO and the other named executive officers. The five named executive officers for 2009 were:

•	Timothy R. Wallace, Chairman, Chief Executive Officer, and President

•	William A. McWhirter, Senior Vice President and Chief Financial Officer

•	Mark W. Stiles, Senior Vice President and Group President

•	D. Stephen Menzies, Senior Vice President and Group President

•	S. Theis Rice, Vice President and Chief Legal Officer

In March 2010, the Company announced that Mr. Stiles is transitioning to retirement and that Mr. McWhirter has become a Group President.

Competitive Analysis through Benchmarking

One of the HR Committee’s primary objectives related to the executive compensation program is to attract, motivate, and retain the key executives needed to enhance the profitability of the Company. To this end, the HR Committee directs its compensation consultant to perform a total compensation study and include benchmarking information on each of the named executive officers. During 2008, the HR Committee retained Hewitt as its compensation consultant to provide guidance for setting 2009 base salaries, annual incentive compensation, and long term incentive compensation for executives.

The compensation study drew from published market surveys and peer group proxy disclosure data. The benchmarks for the 50th percentile (market median) and 75th percentile were derived from market survey data. The HR Committee selected comparator companies from which to compare proxy disclosure data based on criteria that included:

•	industry (manufacturing and industrial);

•	size (based on revenues, assets, market capitalization, and total number of employees);

•	competitiveness (companies that potentially compete with the Company for executive talent); and

•	comparable executive positions (companies with executive positions with similar breadth, complexity, and scope of responsibility).

A review of peer group proxy disclosures was conducted for each of the named executive officers as shown in Table 1. This table depicts companies with revenues ranging between +50% and -50% of Trinity’s 2008 revenue of $3.8 billion or asset values ranging between +50% and -50% of Trinity’s asset value of $4.9 billion.

Table 1 — Comparator Companies Used for Proxy Statement Data by Named Executive Officer

Position Compared	CEO	CFO/SVP	EVP/SVP	EVP/SVP	VP/CLO
Comparator Companies	Timothy R. Wallace	William A. McWhirter	Mark W. Stiles	D. Stephen Menzies	S. Theis Rice
AMETEK, Inc.	X	X	X	X
Avery Dennison Corporation	X	X	X	X	X
BJ Services Company	X	X			X
Briggs & Stratton Corporation	X	X
Chicago Bridge & Iron Company N.V.	X	X	X	X
Cooper Industries, LTD.	X	X	X	X
Crane Co.	X		X	X	X
Harsco Corporation	X	X	X	X	X
Leggett & Platt, Incorporated	X	X	X	X
Martin Marietta Materials, Inc.	X	X	X	X
Roper Industries, Inc.	X	X
Teleflex Incorporated	X	X			X
The Stanley Works	X	X	X	X
The Timken Company	X	X	X	X
Vulcan Materials Company	X	X	X	X	X
Worthington Industries, Inc.	X	X	X	X
Total Comparator Companies	16	15	12	12	6

As noted in Table 1, the comparator companies included 16 companies. Mr. McWhirter was not compared against Crane Co. because there was no comparable CFO position during 2008. Mr. Stiles and Mr. Menzies were compared against 12 of the 16 comparator companies and were not compared against BJ Services Company, Briggs & Stratton Corporation, Roper Industries, Inc. or Teleflex Incorporated because they did not report comparable operations positions. To capture and include directly applicable industry specific companies for their lines of business, Mr. Stiles and Mr. Menzies were compared against 15 and 16 companies respectively, four of which were not included in our primary comparator group due to not meeting the revenue or asset ranges described above. These additional companies were Ball Corporation, Dover Corporation, Terex Corporation and, in addition, for Mr. Menzies, GATX Corporation. Mr. Rice’s position was compared against six comparator companies because his position was not included in the named executive officer disclosure of the other comparator companies.

In addition to the comparator company proxy statement data, comparator company data for base salary, annual cash incentives, and long term incentives was obtained from a combination of the following published survey sources: William Mercer, 2008 Executive Compensation Survey (“Mercer”), Hewitt, TCM Online Executive, United States 2008 Survey (“Hewitt TCM”), and Towers Perrin Executive Compensation 2007 (“Towers Perrin”). All the named executive officers were compared to the three surveys. Data for all components of pay from the three surveys reflected the Durable Goods Manufacturing industry for companies with revenue ranges based on corporate revenue ($2.5 billion to $6.0 billion) or business unit revenue ($0.8 billion to $2.5 billion).

Based on the Hewitt U.S. Salary Increase Survey 2008/2009, all published survey data was time-adjusted to January 1, 2009 using the survey recommended annual adjustment factor of 3.9%.

After determining the most appropriate job match for each published survey, Hewitt conducted its analysis for each component of pay using published industry survey data. In addition to the market survey study, a review of peer group proxy disclosures was conducted. Hewitt then met with management, including the CEO, to obtain their respective views on the similarities and differences in responsibilities between the Trinity positions and those in the peer group that may affect the level of compensation. After these discussions and reviewing the data from the peer group, Hewitt provided the competitive market information for each executive position. Hewitt’s analysis, along with the CEO’s compensation recommendations for each named executive officer other than himself, was presented to the HR Committee.

The following discussion should be read in conjunction with the “Summary Compensation Table” and related tables and narrative disclosure that follows the tables which set forth the compensation of our CEO and the other named executive officers.

Total Target Compensation Overview

The HR Committee considers each named executive officer’s compensation based on the overall objectives of the Company’s compensation program and the following:

•	past and expected future performance in respect to specific financial, strategic, and operating objectives;

•	the scope of each executive’s responsibilities within the Company;

•	the executive’s value to the Company;

•	a review of comparator company proxy data; and

•	competitive market survey data against which compensation is benchmarked.

The HR Committee realizes that benchmarking and the comparison of peer group proxy disclosure require certain levels of interpretation due to the potential differences in position scope, the complexities associated with executive compensation plans, and the evolution of public company compensation disclosures. The HR Committee used the benchmarking information and the peer group proxy disclosure provided by Hewitt as general guidelines and retains the right to make adjustments to compensation levels based on what the HR Committee believes to be in the best long term interests of the Company’s stockholders.

The HR Committee generally targets total compensation for the named executive officers to be between the 50th and 75th percentile of compensation paid to executives in similar positions as derived from market survey data. The HR Committee believes that this range is appropriate and sufficient to attract, motivate and retain the key executives needed to enhance the profitability of the Company. The HR Committee develops the total compensation amounts using the criteria above and the percentile targets as general guidelines. Total compensation targets may be set closer to the market 50th percentile if named executive officers are in the early stages of their careers or relatively new to their current positions. Total compensation targets may be set closer to the market 75th percentile if named executive officers are seasoned executives with seniority in their roles at the Company or have extensive work experience in similar positions at other companies which the Company has determined provides additional value. The HR Committee balances these general targets with a practice of compensating named executive officers at levels that contribute favorably to the long term economic prospects of the Company and its stockholders. This general and overriding approach, the cyclical nature of the Company’s business, and the relatively large percentage of performance-based compensation may result in total compensation levels that vary from the targets described above. In addition, the Company believes comparison of actual payouts (rather than targeted payouts) against the market percentage targets is less meaningful given the large amount of compensation that is based on the Company’s performance.

Based on its review of benchmark, peer group proxy disclosure and tally sheet information, together with input from management, the HR Committee determined that no adjustments were needed for 2009 other than an increase in Mr. McWhirter’s annual incentive compensation target to 75% (from 60%) of his base salary and his annual incentive compensation maximum to 150% (from 120%) of his base salary to adjust his total target cash compensation closer to the 50th percentile.

While there is no pre-established policy or target for the allocation between short term and long term, or fixed and incentive-based compensation, the aggregate results of the Company’s compensation and benefits program for named executive officers have generally reflected the following:

Short term compensation versus long term compensation

A named executive officer’s short term compensation is normally paid in cash and consists of three primary components:

•	base salary;

•	an executive perquisite payment; and

•	annual incentive compensation.

A named executive officer’s short term compensation (the sum of the short term components listed above) generally falls within a range of 35% to 65% of total compensation.

A named executive officer’s long term compensation consists of three primary components:

•	retirement benefits;

•	deferred compensation; and

•	long term incentive compensation that is typically made through annual equity awards with long term vesting and/or performance periods.

A named executive officer’s long term compensation (the sum of the long term components listed above) generally falls within a range of 35% to 65% of total compensation. The HR Committee believes that this percentage range appropriately rewards the named executive officers for shorter term accomplishments, while also maintaining their focus on longer-term Company performance.

Fixed versus incentive-based compensation

The Company’s objectives include encouraging the highest level of performance and accountability for the overall success of the Company and providing an incentive for long term value creation for our stockholders. The incentive-based compensation component is based on achievement of measurable goals or has vesting requirements that may or may not be achieved. The named executive officer’s incentive-based compensation includes the following components:

•	annual incentives typically paid in cash; and

•	long term incentives typically made through equity awards.

Incentive-based target compensation is within a range of 60% to 80% of a named executive officer’s total target compensation. The HR Committee believes that this range is appropriate and sufficient to attract, motivate and retain the key executives needed to enhance the profitability of the Company. The percentage of compensation that is incentive-based increases as a named executive officer’s scope of responsibilities increases. As Chairman, Chief Executive Officer, and President of the Company, Mr. Wallace has a unique and greater set of responsibilities as compared to the other named executive officers, including having ultimate responsibility for the overall success of the Company. As a result, he has the highest percentage of incentive-based target compensation.

Elements of Compensation

Set forth below are the elements of compensation, how these elements were applied to each named executive officer, and the analysis of why such amounts were paid or set.

Base Salary

Base salary is intended to provide a consistent level of pay that appropriately and fairly compensates the executive for the scope of responsibility for the position and provides the Company a foundation to achieve its objectives of attracting, motivating, and retaining key executives. The HR Committee targets the 50th percentile of the market (the market median) as a starting point for discussions pertaining to an executive’s base salary. After evaluating the benchmark data and the peer group proxy disclosure, the CEO discusses with the HR Committee his evaluation of each named executive officer, excluding himself. The discussion includes performance for the past year; specific achievements he believes should be highlighted; changes in scope or complexity of responsibilities that have occurred or will occur in the next year; operating results; organizational improvements; expected future performance; and relative pay equity among the named executive officers.

Benchmarking Analysis

For each named executive officer, Hewitt determined an overall 50th percentile (market median) and 75th percentile derived from the relevant published survey sources. The base salary of each named executive officer for 2009 as compared to the percentage above or below the 50th and 75th percentiles is set forth in Table 2. Hewitt has advised the HR Committee that, in Hewitt’s opinion, compensation is generally competitive if it falls within a range of 15% above or below the 50th percentile market data.

Table 2 — Base Salary Benchmarking

Named Executive Officer	Base Salary	50th Percentile(1)	75th Percentile(1)
Timothy R. Wallace	$950,000	4% below	14% below

William A. McWhirter	$425,000	9% below	22% below

Mark W. Stiles	$520,000	11% above	7% below

D. Stephen Menzies	$520,000	11% above	7% below

S. Theis Rice	$365,000	5% below	17% below

(1)	Indicates the position of the Company’s 2009 base salary as compared to the market 50th and 75th percentiles using the following formulas: The Company 2009 base salary dollar amount divided by 2009 market 50th percentile dollar amount and the Company 2009 base salary dollar amount divided by 2009 market 75th percentile dollar amount.

Base Salary Results

The base salaries for 2009 for the named executive officers can be found in the “Summary Compensation Table.” The base salary of all of the named executive officers was within the compensation range established for each position. The 2009 base salaries for the named executive officers were not increased from their applicable base salaries at their request. At Mr. Wallace’s request, and with the approval of the independent directors, Mr. Wallace’s base salary has remained the same since 2006.

Executive Perquisite Allowance

The Executive Perquisite Allowance replaces traditional benefits for executives such as country, health, dinner, luncheon, or airport club dues, and fees and expenses incurred in financial planning and income tax preparation. The Company believes that this practice serves as part of a competitive total compensation program and enhances the named executive officers’ ability to conduct the Company’s business. For 2009, the Executive Perquisite Allowance was 10% of base salary for the named executive officers. The level of perquisites is tied to the Company’s earnings for the previous year. The HR Committee can modify the percentage based on the Company’s performance for the previous year or any other circumstance. Each named executive officer is required to use $6,000 of the amount received under the Executive Perquisite Allowance to maintain a four-door sedan, including insurance and other maintenance, and to forego reimbursement for the first 10,000 business miles annually. In 2009, the Executive Perquisite Allowance did not reimburse any named executive officer for mileage in excess of 10,000 miles.

Additional information on the value of perquisites offered to each named executive officer in 2009 can be found in the footnotes and narrative disclosure pertaining to the “Summary Compensation Table.”

Other Compensation

Mr. Menzies’s commuting expenses in 2009 were subject to reimbursement by the Company up to $50,000 and a gross up for applicable federal taxes. After 2009, the Company will not provide any reimbursement to Mr. Menzies for commuting expenses. Mr. Menzies’s 2009 commuting expenses of $21,986 were grossed up by $12,611 for applicable taxes.

Annual Incentive Compensation

Our Annual Incentive Program (referred to as “AIP”) is an integral component of our compensation program. It is designed to link and reinforce our executive decision-making and performance with the annual goals of the Company as well as ensure the highest level of accountability for the overall success of the Company. Since annual incentive compensation (referred to as “AIC”) comprised between 20% and 30% of a named executive officer’s total target compensation package for 2009, this portion of our compensation program provides significant motivation for the named executive officers to achieve the performance goals pre-established by the HR Committee.

AIC levels are expressed as a percentage of base salary. The HR Committee establishes and approves AIC threshold, target, and maximum levels for each named executive officer, other than the CEO, for whom these items are approved by the independent directors of the Board. AIC is normally paid out in cash in recognition of current performance.

Benchmarking Annual Incentive Compensation

AIC payouts are tied to the performance of the Company as well as an individual’s performance. To determine competitive market benchmarks for AIC targets, Hewitt used published survey data from the Hewitt TCM, Mercer, and Towers Perrin Executive surveys. Based on the benchmark data, the AIC target levels for Messrs. Wallace and Rice fell below the 50th percentile and all named executive officers fell below the 75th percentile by at least 24%. The differentiation among the named executive officers with respect to AIC target levels is a function of target compensation comparisons to market for their respective positions, rather than lesser performance or value added to the Company by the named executive officers. The HR Committee set the AIC target for each named executive officer other than the CEO based on benchmarking, consultation with the CEO and consideration of their respective specific responsibilities. For the CEO, the independent directors set his AIC target based on benchmarking, consultation with the HR Committee and consideration of his specific responsibilities. The AIC target levels for each named executive officer for 2009 as compared to the percentage above or below the 50th and 75th percentiles is set forth in Table 3.

Table 3 — Annual Incentive Compensation Targets for Named Executive Officers

	AIC Target
Named Executive Officer	(% of Base Salary)	50th Percentile(1)	75th Percentile(1)
Timothy R. Wallace	90%	15% below	37% below

William A. McWhirter	75%	2% above	24% below

Mark W. Stiles	60%	at median	25% below

D. Stephen Menzies	60%	at median	25% below

S. Theis Rice	50%	17% below	37% below

(1)	Indicates the position of the Company’s 2009 AIC target dollar value as compared to the market 50th and 75th percentiles using the following formulas: The Company’s 2009 AIC target dollar value divided by 2009 market 50th percentile AIC target dollar value and the Company’s 2009 AIC target dollar value divided by 2009 market 75th percentile AIC target dollar value.

The HR Committee believes the AIC targets are currently sufficient in size to motivate the executives, are in the best interest of the stockholders, and provide the named executive officers sufficient compensation.

Establishing Annual Incentive Payout Levels

The HR Committee establishes performance payout levels for the components of the AIC consisting of threshold, target, and maximum. A named executive officer will not receive any AIC until the threshold performance goal is met or surpassed. The actual amount of AIC awarded is commensurate with the financial performance achievements and is prorated between the threshold level and maximum level. The HR Committee may adjust, from year to year, the performance criteria or other elements of an executive’s AIP. The Company’s AIP may contain elements designed to focus management on other performance criteria.

The HR Committee retains the exclusive right to: (i) change, modify or discontinue the AIP at any time including non-payment or partial payment of incentive compensation or granting equity in lieu of cash compensation, with or without notice; (ii) modify the level of participation for the AIP if an executive’s responsibilities change significantly; (iii) reduce a named executive officer’s AIC on a discretionary basis for failing to meet normal job performance expectations; (iv) recoup all or any portion of an AIC under circumstances where the Company restates its financial statements; or (v) remove individuals from the AIP at any time.

Setting 2009 Annual Incentive Compensation Performance Goals

In 2009, the Company simplified the AIP in order to (1) focus participants on a common financial goal, (2) reduce costs and (3) increase profits. The HR Committee determined that using EPS as part of the plan met these objectives. Due to the high degree of economic uncertainty the Company was facing, the HR Committee approved a broad payout range for 2009. The HR Committee established the 2009 AIP threshold at $1.00 EPS (the Company’s 2009 budgeted amount), with a maximum of $3.59 EPS (actual 2008 EPS performance, a peak year for the Company). The plan would pay 30% of maximum incentive pay at threshold, 50% at $1.80 EPS and a full payout at $3.59. The HR Committee retained the exclusive right to: (i) remove any extraordinary, unusual or non-recurring items of income or expense from the calculation of financial goal attainment and the calculation of AIC; and (ii) include or deduct any income or expense resulting from a material change due to an acquisition or divestiture from the calculation of financial goal attainment and the calculation of AIC. During 2009 the Company was also highly focused on liquidity and cash flow during the economic downturn. To reflect and emphasize this focus, and to encourage management to stretch for improvement, an additional incentive component, after-tax free cash flow (“Free Cash Flow”) was included as an enhancement to the short term incentive plan. For purposes of the performance goal, Free Cash Flow was defined as the net cash provided by operating activities, less the net cash required by investing activities without giving credit for sale-leaseback transactions, and excluding the impact of cash classified under accounting rules as short term investments, as reflected in the Company’s audited financial statements reported in the Company’s Form 10-K for the year ended December 31, 2009. One-half of any amount above the 2009 Free Cash Flow benchmark of $281 million (the Company’s 2009 budgeted amount) was converted to a fully diluted earnings per share amount and resulted in an adjustment to incentive payout amounts based on the attainment of threshold EPS goal. Based on the recommendations of the HR Committee, the goals for Mr. Wallace were approved by the independent directors.

The 2009 threshold, target, and maximum levels for percentage of salary and performance goals are set forth in Table 4.

Table 4 — 2009 Annual Incentive Compensation Performance Goals

	Base Salary	Threshold(1)	Target	Maximum(2)
Financial Measurement: Company EPS		$1.00	$1.80	$3.59

Timothy R. Wallace	$950,000	$513,000	$855,000	$1,710,000

% of base salary earned at each level		54%	90%	180%

William A. McWhirter	$425,000	$191,250	$318,750	$637,500

% of base salary earned at each level		45%	75%	150%

Mark W. Stiles	$520,000	$187,200	$312,000	$624,000

% of base salary earned at each level		36%	60%	120%

D. Stephen Menzies	$520,000	$187,200	$312,000	$624,000

% of base salary earned at each level		36%	60%	120%

S. Theis Rice	$365,000	$95,813	$182,500	$319,375

% of base salary earned at each level		26%	50%	87.5%

(1)	Threshold payment levels are set at 30% of a named executive officer’s AIC maximum percentage of base salary as a reasonable amount of compensation for achieving the financial goals for threshold and appropriate given the budgeted earnings for 2009.

(2)	The AIC target and maximum levels are based on benchmark data, as previously discussed. The maximum level for four of the named executive officers is 200% of the target level. For Mr. Rice, the maximum is 175% of the target level which mirrors the AIP for other senior executives in comparable roles.

2009 Financial Results and Payout

The HR Committee reviews and approves AIP awards after the Company’s annual financial results have been audited. The HR Committee may remove any extraordinary, unusual or non-recurring items of income or expense from the calculation of financial goal attainment and the calculation of incentive compensation. The HR Committee approved the exclusion of a second quarter 2009 goodwill impairment charge from the AIP payout calculations. The HR Committee believes that this exclusion is appropriate because (i) the AIP was performing as intended and the Company’s employees were highly motivated and producing significant results; and (ii) the impairment charge was based on accounting standards and did not represent an economic charge to the current year financial performance of the Company.

The 2009 AIP payout was based on Company EPS of $1.33 which excluded the goodwill impairment charge, and was adjusted upward by $0.65 based on generation of Free Cash Flow beyond the 2009 Free Cash Flow benchmark for an adjusted Company EPS of $1.98.

The amounts of the 2009 AIP awards paid to the named executive officers were paid at 55% of their maximum payout potential. The HR Committee did not exercise any negative discretion in the 2009 incentive payouts as it believed the payouts appropriately reflected the Company’s performance. See the “Summary Compensation Table” for the actual payments for 2009.

Long Term Incentive Compensation

Long term incentives (referred to as “LTI”) are a key part of our executive compensation package and are provided through the stockholder-approved stock option and incentive plan. Their overarching purpose is to:

•	attract, develop, and retain strong management through stock ownership;

•	align employee interests with those of the Company’s stockholders;

•	encourage key employees to look beyond the annual planning horizon for ways to improve the Company, strategically position its businesses, and profitably grow earnings; and

•	assist the Company’s successful transition to a multi-industry growth company from a cyclical industrial company.

The HR Committee annually establishes a LTI compensation target as a percentage of base salary and uses that target to compute the total target value of equity that can be granted to an executive. Due to the cyclical nature of the Company’s businesses, the HR Committee directed management to calculate the value of an executive’s equity grant based on the one-year average Common Stock price.

The Company has a multi-year performance-based LTI program. An executive’s target grant can be composed of three types of long term incentives: (1) performance-based restricted stock; (2) time-based restricted stock; and (3) stock options.

Ratio of Restricted Stock Grant Awards

The HR Committee establishes guidelines for the ratio that it expects to award through restricted stock grants. The Company’s named executive officers could earn 60% of their LTI target compensation in the form of performance-based restricted stock and 40% in the form of time-based restricted stock for 2009. For years 2010 through 2013, the named executive officers can earn up to 75% of their LTI target compensation in the form of performance-based restricted stock and 25% in the form of time-based restricted stock. The movement from 60% to 75% reflects the HR Committee’s desire to place more compensation at risk and appropriately reward improved performance.

	Performance-Based	Time-Based
	Restricted Stock	Restricted Stock
	% of LTI Compensation	% of LTI Compensation
Grant Year	Target Level	Target Level	Measurement Period
2009	60%	40%	2006 – 08

2010	75%	25%	2007 – 09

2011	75%	25%	2008 – 10

2012	75%	25%	2010 – 11	(1)

2013	75%	25%	2010 – 12

(1)	A two-year measurement period.

The HR Committee’s practice is to make the awards on the date of the Company’s Annual Meeting of Stockholders, which is after disclosure of the first quarter financial results. Prior to making the awards, the HR Committee confirms there is no pending undisclosed material information.

Performance-Based LTI Program

Each year management prepares a multi-year business plan which provides a projection of financial results. The plan is reviewed annually with the Board of Directors, which in turn influences the establishment of the long term goals and objectives for each of the business units within the Company and for the Company as a whole. The HR Committee relies on the Board of Directors approved multi-year business plan when establishing the target level performance goals for the three-year performance-based LTI compensation plan. Through its financial components, the LTI program is linked to the strategic objectives of the Company. The LTI program is a means of recognizing and compensating management for the ability to identify a sound business plan for the business units and the Company that maximizes stockholder return over the long term.

For awards granted in 2009 and for awards to be granted in 2010 and 2011, the performance-based program is contingent on the achievement of a three-year performance measurement that is based on cumulative EPS and average ROE. The performance-based LTI compensation threshold level and target level performance goals for all named executive officers and the cumulative Company EPS and average ROE for awards granted in 2009 and for awards to be granted in 2010 and 2011 are shown in Table 5. This program has been very successful in delivering both the financial results the Company has desired to achieve as well as meaningful equity compensation for the participating executives. This program has aligned Trinity’s senior management with the long term financial goals of the Company and worked well during time periods when the business environment was reasonably predictable.

It is appropriate during uncertain economic climates to establish performance criteria that will align the named executive officers’ equity compensation with performance criteria suitable for the current economic environment. By basing the long term incentive grants on key performance criteria, it should enable the named executive officers to align their efforts with the economic cycle to achieve the strategic goals of the Company. In March 2010, the HR Committee approved the establishment of four key metrics to be used for determining equity grants for 2012 and 2013, which are (i) cumulative Company ROE, (ii) cumulative net income, (iii) cumulative revenue from acquisitions or organic growth; and (iv) the Company’s credit rating. These metrics provide for performance improvement which is linked to long-term stockholder value. The balance of these metrics together compels management to address growth and investment relative to risk and liquidity. The performance-based LTI compensation threshold level and target level performance goals for all named executive officers with respect to the four metrics for 2012 and 2013 are shown in Table 6.

The Company notes that the performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community or that the Company will provide for future years and should not be considered as statements of the Company’s expectations or estimates.

Table 5 — Performance-Based LTI Compensation Threshold and Target Levels for grants awarded in 2009 and to be awarded in 2010 and 2011.

Earnings Per Share Component

Date Target	Performance-Based	Cumulative	EPS	EPS
Established	LTI Compensation	Measurement Period	Threshold	Target
January 2006	Grant Awarded in May 2009	Total of 2006, 2007 and 2008	$4.63	$6.61

January 2007	Grant To Be Awarded in May 2010	Total of 2007, 2008 and 2009	$7.18	$10.25

January 2008	Grant To Be Awarded in May 2011	Total of 2008, 2009 and 2010	$8.66	$12.37

Return on Equity Component

Date Target	Performance-Based	Cumulative	ROE	ROE
Established	LTI Compensation	Measurement Period	Threshold	Target
January 2006	Grant Awarded in May 2009	Average of 2006, 2007 and 2008	9.89%	12.37%

January 2007	Grant To Be Awarded in May 2010	Average of 2007, 2008 and 2009	12.43%	15.53%

January 2008	Grant To Be Awarded in May 2011	Average of 2008, 2009 and 2010	12.96%	16.20%

If the specified performance goals are achieved, the HR Committee anticipates paying to each of the named executive officers the corresponding amount of performance-based restricted stock. However, for grants made through 2009, the HR Committee could reduce the amount of the award even if the performance goals were achieved, by exercising its own discretion, and did not limit the circumstances in which it could exercise such negative discretion. Beginning with grants made in 2010, the HR Committee has determined that it will not retain discretion to reduce performance-based awards earned up to the target level. The HR Committee believes that such a position is more equitable and will provide executives with greater clarity regarding their compensation.

Table 6 — Performance-Based LTI Compensation Threshold and Target Levels for grants to be made in 2012 and 2013

Return on Equity Component

Date Target	Performance-Based	Cumulative	ROE	ROE
Established	LTI Compensation	Measurement Period	Threshold	Target
March 2010	Grant To Be Awarded in May 2012	Total of 2010 and 2011	5.0%	8.0%

March 2010	Grant To Be Awarded in May 2013	Total of 2010, 2011 and 2012	8.0%	12.0%

Net Income Component

Date Target	Performance-Based	Cumulative	Net Income	Net Income
Established	LTI Compensation	Measurement Period	Threshold	Target
March 2010	Grant To Be Awarded in May 2012	Total of 2010 and 2011	$75 million	$125 million

March 2010	Grant To Be Awarded in May 2013	Total of 2010, 2011 and 2012	$150 million	$200 million

Revenue from Acquisitions or Organic Growth Component

Date Target	Performance-Based	Cumulative	Revenue	Revenue
Established	LTI Compensation	Measurement Period	Threshold	Target
March 2010	Grant To Be Awarded in May 2012	Total of 2010 and 2011	$150 million	$250 million

March 2010	Grant To Be Awarded in May 2013	Total of 2010, 2011 and 2012	$250 million	$375 million

Credit Rating Component(1)

Date Target	Performance-Based		Rating	Rating
Established	LTI Compensation	Measurement Date	Threshold	Target
March 2010	Grant To Be Awarded in May 2012	December 31, 2011	BB	BB+

March 2010	Grant To Be Awarded in May 2013	December 31, 2012	BB	BB+

(1)	Higher of Standard & Poor’s or Moody’s rating on the measurement date.

Time-Based Restricted Stock Grants

Time-based restricted stock is also an important form of compensation. The HR Committee awards time-based restricted stock to executives as a means for retaining, motivating, and rewarding an executive. Such awards also help maintain appropriate compensation balance among executives, given their respective roles and responsibilities.

For 2009, after a review of the named executive officers’ contributions to the long term value of the Company and the financial performance of the Company for the prior year and based on Mr. Wallace’s recommendation, the HR Committee awarded Messrs. McWhirter, Menzies, and Rice 19%, 14%, and 28%, respectively, of their LTI compensation as time-based restricted stock. For Messrs. McWhirter and Menzies, these time-based restricted stock grants vest in five equal annual installments beginning on May 15th following the first anniversary of the grant, and for Mr. Rice these time-based restricted stock grants vest at the earlier of (i) age 65, (ii) death, disability or change in control, or (iii) consent of the HR Committee after three years from the date of grant. Recipients of restricted stock are entitled to dividends and to vote the shares during the restricted period. Mr. Rice’s grant had a different vesting schedule to help appropriately balance the vesting schedule of his overall share holdings with that of other executives.

Benchmarking LTI Compensation Targets

For each named executive officer, Hewitt determined a competitive market LTI value based on relevant survey data. The HR Committee approved the LTI compensation target levels for all of the named executive officers for 2009, except for Mr. Wallace, whose target levels were approved by the independent directors of the Board. The LTI compensation target levels were set at 275% of the CEO’s base salary, 150% of base salary for Messrs. McWhirter, Stiles, and Menzies, and 100% of base salary for Mr. Rice. All named executive officer LTI compensation target levels were below the 50th percentile. Mr. Wallace’s LTI compensation target was 26% below the 50th percentile. Mr. McWhirter’s LTI compensation target was 30% below the 50th percentile. Messrs. Stiles and Menzies’ LTI compensation targets were 11% below the 50th percentile. Mr. Rice’s LTI compensation target was 40% below the 50th percentile.

The LTI compensation target levels are below the 50th percentile due to the fact that the Company’s LTI plan is based on multiple years. The HR Committee believes these targets are currently sufficient in size to motivate the executives and are in the best interest of the stockholders and that the size of the grant provides the named executive officers sufficient compensation.

Performance-Based Restricted Stock Award Calculation Method

For awards of performance-based restricted stock to be made through 2010, the HR Committee will consider awarding the performance-based grants if the Company achieves its pre-established performance goals set forth in Table 5. The calculation of this performance-based LTI compensation is determined by the cumulative result of weighting the Company’s EPS at 70% and the Company’s ROE at 30%. The payout of performance-based LTI compensation by level is as follows:

•	If threshold level is achieved, a named executive officer can receive 40% of the target level. No awards are made if threshold is not met.

•	If target level is achieved, a named executive officer can receive 100% of his LTI compensation target.

•	If target level is exceeded, a named executive officer can receive up to 200% of his LTI compensation target.

The actual amount of performance-based LTI compensation awarded is commensurate with the EPS and ROE achievements and proportionate to the performance achieved between threshold level and maximum level.

For awards of performance-based restricted stock to be awarded in 2011, the HR Committee approved setting the financial goals at 70% of the weighting relating to the Company’s EPS and 30% of the weighting relating to the Company’s ROE based on the 2008 multi-year business plan. The equity grants to be made in 2011 will still be based on a three-year period. However, the calculation of the payouts has been simplified by establishing stand-alone formulas for EPS and ROE. The EPS and ROE financial goals will be considered individually. The amount a named executive officer receives is contingent upon achievement of levels, as follows:

•	If threshold level of EPS performance is achieved, a named executive officer can receive 40% of the 70% portion of LTI compensation target.

•	If threshold level of ROE performance is achieved, a named executive officer can receive 40% of the 30% portion of LTI compensation target.

•	If target level of EPS performance is achieved, a named executive officer can receive 100% of the 70% portion of LTI compensation target.

•	If target level of ROE performance is achieved, a named executive officer can receive 100% of the 30% portion of LTI compensation target.

•	If target level of EPS and/or ROE is exceeded, a named executive officer can receive up to 200% of his LTI compensation target.

The actual amount of performance-based LTI compensation awarded is commensurate with the EPS and ROE achievements and proportionate to the performance achieved between threshold level and maximum level.

For awards of performance-based restricted stock to be awarded in 2012 and 2013, the HR Committee approved setting the financial goals at 30% of the weighting relating to the Company’s ROE; 30% of the weighting relating to net income; 25% of the weighting relating to revenue from acquisitions or organic growth; and 15% of the weighting relating to the Company’s credit rating. For 2012, the performance window for these measurements will be calendar years 2010 and 2011. For 2013, the performance window for these measurements will be calendar years 2010, 2011 and 2012. The amount a named executive officer receives is contingent upon achievement of levels, as follows:

•	By achieving threshold performance level for a financial measurement, a named executive officer can earn 35% of the executive’s LTI compensation target for the performance-based component of the LTI grant based on the weighting for the financial measurement.

•	By achieving target performance level for a financial measurement, a named executive officer can earn 70% (as compared to 100% for prior awards) of the executive’s LTI compensation target for the performance-based component of the LTI grant based on the weighting for the financial measurement.

•	By exceeding target performance for one or more of the financial measurements for awards in 2012 and 2013, a named executive officer can earn up to 150% and 200%, respectively, of the executive’s LTI compensation target for the performance-based component of the LTI grant.

A named executive officer will not receive LTI until the threshold performance goal is met or surpassed. The actual amount of performance-based LTI compensation awarded is proportionate to the performance achieved between threshold level and maximum level.

2009 Performance-Based Restricted Stock Grants

On May 4, 2009, the HR Committee met to consider and approve the long term performance-based grants. For performance above or below the performance target range the number of shares is increased or reduced respectively. Since the Company exceeded the LTI target level, the HR Committee approved granting awards that were 174.4% of the performance-based LTI target. The performance-based calculation for Mr. Wallace resulted in a calculated grant of 114,500 shares. Mr. Wallace’s calculated grant was reduced by 34,500 shares at his request which was approved by the independent directors. See the “Grants of Plan-Based Awards” table for awards granted in 2009. The calculation of the 2009 long term performance-based grant is set forth below:

			Over	%Target	% Earned		Payout%
	Actual	Target	Target	Earned	Over Target	Weighting	per Metric
Earnings Per Share	$10.14	$6.61	$3.53	100%	95.29%	70%	171.21%

Return on Equity	17.44%	12.37%	5.07%	100%	123.98%	30%	181.99%

							Payout = 174.4%

In 2005, the HR Committee adopted a formula to determine the number of shares to be granted for the performance-based grants and time-based grants since the threshold, target, and maximum amounts are set as a percentage of base salary. The formula uses the one-year average Common Stock price for the one-year period ended March 31 of the year of the grant to determine the number of shares of restricted stock to be awarded. For the performance-based grants and time-based grants made on May 4, 2009, the one-year average Common Stock price of $23.87 per share was used for our named executive officers. The closing Common Stock price on the date of grant was $15.68.

Total Compensation Target Levels

Total compensation target level is the sum of base salary, AIC target level, and LTI compensation target level. The results of the benchmarking study showed that the 2008 total compensation target levels were below the 50th percentile for each of the named executive officers. The HR Committee approved changes to compensation as previously disclosed in the 2009 proxy statement. The result was that the total compensation target level for each of the named executive officers remained below the 50th percentile. As described above, given the Company’s targeted practice of compensating named executive officers at levels that are in the best interest of the stockholders, but still sufficient to meet the Company’s compensation objectives, the HR Committee believed that the 2009 total compensation target levels were appropriate.

2010 Compensation

The Board of Directors, upon the recommendation of the executives and the HR Committee, did not increase the base salaries, AIC targets or LTI targets for the named executive officers for 2010. This is the fourth year in a row that Mr. Wallace has recommended his base salary remain fixed. The HR Committee and the Board of Directors concurred with this recommendation. Mr. Stiles is transitioning to retirement. His compensation during this transitional period has not been determined.

The HR Committee determined that the 2009 AIP had been highly effective in focusing employee attention on EPS and cash flow. Accordingly, the HR Committee decided to continue use of these components as part of the 2010 AIP. In addition, the Company’s business forecast for 2010 showed a continuing decline in revenues and earnings. Based on these considerations, the HR Committee established the 2010 AIP maximum at 75% of the 2009 maximum EPS goal of $2.75 EPS, which represents a normalized, strong market earnings level. The HR Committee established the threshold at the Company’s 2010 budgeted amount of $0.47 EPS. The HR Committee reduced the percentage payout for threshold performance to 20% of maximum incentive pay (from 30% for 2009). This reduction was made to reflect the continued uncertain economic environment and the decrease in demand for the Company’s products. The plan would make a full payout at the maximum EPS goal of $2.75 and again pay 50% of maximum at 50% of the maximum EPS goal of $1.37. The HR Committee set the named executive officers’ target at $1.37 EPS. The HR Committee noted the high degree of difficulty in achieving payouts at the midpoint level since it represents performance of nearly 300% of the Company’s 2010 budgeted EPS. The HR Committee retains the exclusive right to: (i) remove any extraordinary, unusual or non-recurring items of income or expense from the calculation of financial goal attainment and the calculation of AIC; and (ii) include or deduct any income or expense resulting from a material change due to an acquisition or divestiture from the calculation of financial goal attainment and the calculation of AIC. As described above, in 2010, the Company will continue to include Free Cash Flow as an enhancement to the short term incentive plan. For purposes of the performance goal, Free Cash Flow is defined as the net cash provided by operating activities, less the net cash required by investing activities without giving credit to sale-leaseback transactions, and excluding (i) the impact of cash classified under accounting rules as short term investments and (ii) cash used in business acquisitions, as reflected in the Company’s audited financial statements to be reported in the Company’s Form 10-K for the year ended December 31, 2010. One- half of any amount above the 2010 Free Cash Flow benchmark of $100 million (the Company’s 2010 budgeted amount, after appropriate tax adjustments) will be converted to a fully diluted earnings per share amount for purposes of the AIP and will result in an adjustment to incentive payout amounts contingent on the attainment of threshold EPS goal. The Company notes that the performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community or that the Company will provide for future years and should not be considered as statements of the Company’s expectations or estimates. See the “Grants of Plan-Based Awards Table” for information on future possible payments to the named executive officers.

The Company will issue performance-based shares to the executive officers in 2010 based on the aggregate achievement of the Company’s 2007 through 2009 financial performance of cumulative diluted EPS, excluding the goodwill impairment charge, of $8.57 and average ROE of 13.4%. This is 64.7% of the target payout level. The actual number of shares to be issued in 2010 will be based on the value of the awards to be granted in 2010 divided by the one-year average Common Stock price for the period ended March 31, 2010. Vesting of any performance-based shares issued in 2010 will be determined on or prior to the date of issue. See the “Outstanding Equity Awards at Fiscal Year-End Table” for information on the value of such awards for the named executive officers.

The level of the Executive Perquisite Allowance is tied to the Company’s earnings for the previous year. Based on the Company’s 2009 earnings, management requested and the HR Committee approved modifying the 2009 Executive Perquisite Allowance from 10% of base salary to 7.5% of base salary for 2010.

Internal Equity Regarding CEO Compensation

The HR Committee follows the same processes and methods disclosed herein in establishing the compensation for all other named executive officers as it does in recommending to the independent directors the compensation package for Mr. Wallace. As noted previously, his position as Chairman of the Board, Chief Executive Officer, and President is compared to other executives in comparable positions in the peer group and surveys previously disclosed in this proxy statement. Since as the Chairman, Chief Executive Officer, and President of the Company, he has a unique and greater set of responsibilities as compared to the other named executive officers, including having the ultimate responsibility for the overall success of the Company, the Board of Directors does not consider his compensation to be comparable to the compensation of the other named executive officers.

Recoupment on Restatement

The Board of Directors has adopted a Company policy that allows payouts to be ratably recouped under annual and/or long term incentive plans if the financial statements on which they are based are subsequently required to be restated as a result of errors, omissions, fraud, or other misconduct. The policy provides discretion to the HR Committee to make such determinations while providing a framework to guide their decisions.

Post-employment Benefits

The Company’s retirement, savings, and deferred compensation plans are designed to provide some assurance that executives are financially prepared to transition from active employment. The HR Committee believes that these plans assist in recruiting and retaining senior executives. Each of the plans is discussed in the “Compensation of Executives” section of this proxy statement. The Company’s retirement, savings, and deferred compensation plans consist of the following:

•	Trinity Industries, Inc. Standard Pension Plan (the “Standard Pension Plan”) — a funded, tax qualified, non-contributory defined benefit pension plan that covers certain of our employees, including the named executive officers. Earnings are capped by the Code for those defined as “highly compensated employees.”

On February 13, 2009, the Board amended the Standard Pension Plan. This amendment is designed to reduce future pension costs and provides that, effective March 31, 2009, all future benefit accruals under the Standard Pension Plan automatically ceased for all participants, and the accrued benefits under the Standard Pension Plan were determined and frozen as of that date. The amendment to the Standard Pension Plan does not affect other benefits earned by participants prior to March 31, 2009.

•	Trinity Industries, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”) — a non-qualified plan that provides annual retirement benefits that are not provided under the Standard Pension Plan because of Code limitations. Several years ago the Board of Directors made the decision to discontinue adding executives to this plan. Mr. Wallace was a participant at the time and was grandfathered. As a result, Mr. Wallace is the only named executive officer that participates in the Supplemental Retirement Plan.

On February 13, 2009, the Board amended the Supplemental Retirement Plan designed to reduce future retirement plan costs. This amendment provides that all future benefit accruals under the Supplemental Retirement Plan automatically ceased effective March 31, 2009 and the accrued benefits under the Supplemental Retirement Plan were determined and frozen as of that date, including Mr. Wallace’s benefits.

•	Trinity Industries, Inc. Profit Sharing 401(k) Plan (the “401(k) Plan”) — a voluntary, tax qualified, defined contribution plan that covers most of our employees, including the named executive officers, and includes a potential, annual Company match for a portion of the employee’s contribution.

On February 13, 2009, the Board, in connection with its decision to freeze the Standard Pension Plan, amended the 401(k) Plan effective commencing with the 2009 Plan year to (i) allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k) Plan which provides for potential annual contributions by the Company to the participating employee’s account of up to an additional 3% of an employee’s base pay (subject to the Code limit for 401(k) plans of $245,000 in 2009) depending upon years of service (the “Annual Retirement Contribution”) and (ii) require Board approval for the Company to make the 401(k) Company match and the Annual Retirement Contribution.

•	Trinity Industries, Inc. Supplemental Profit Sharing Plan (the “Supplemental Plan”) — a supplemental deferred profit sharing plan for highly compensated employees that allows them to defer a portion of their base pay and annual incentive and includes a Company match for a portion of their contribution.

•	2005 Deferred Compensation Plan and Agreement (the “Deferred Compensation Plan”) — a plan to encourage the retention of strategically important executives focused on continuous improvement and growth of the Company and in recognition of their contribution to the Company and in the case of Messrs. McWhirter, Stiles, Menzies, and Rice to provide benefits on retirement in lieu of participation in the Supplemental Retirement Plan.

Change in Control Agreements

The Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in potential circumstances arising from the possibility of a change in control of the Company. Accordingly, the Company has entered into a change in control agreement with each of the named executive officers that provides for certain vesting upon a change in control and the payment of certain compensation if the named executive officer’s employment with the Company is terminated under one of the circumstances described in the agreement in connection with a change in control of the Company (as defined in the agreement). We consider the compensation that would be payable under the agreement upon termination following a change in control to be appropriate in light of the unique mix of the industries we are engaged in, the limited number of companies in many of those industries, and the uncertain length of time necessary to find new employment. The level of payments and benefits provided under the change in control agreements were considered appropriate. These benefits are recognized as part of the overall compensation package and are reviewed periodically, but are not specifically considered by the HR Committee when making changes in base salary, AIC, or LTI compensation. The change in control severance benefits are discussed in the Executive Compensation section under “Potential Payments Upon Termination or Change in Control.” The Company does not have severance agreements with named executive officers other than in connection with the change in control agreements.

Welfare Benefits

The Company-supported medical plan, life insurance, and long term disability plan, and employee-paid dental, vision, cancer-specific insurance, and optional life insurance are substantially similar for the named executive officers as for all full-time employees.

Limitation on Deductibility of Executive Compensation

For a publicly held corporation, Section 162(m) of the Code limits the federal income tax deduction for the compensation of certain executive officers that exceeds $1 million per year. “Performance-based” compensation is not subject to the limitations on deductibility and the HR Committee strives to structure compensation so as to qualify for deductibility. The HR Committee will continue to monitor future deductibility options. However, the HR Committee may authorize compensation that may not be deductible when it deems doing so to be in the best interest of the Company and its stockholders.

Stock Ownership Guidelines

Stock ownership guidelines have been adopted that require the CEO to maintain ownership of Company Common Stock valued at five times base salary, the other named executive officers at three times base salary, and the Board of Directors at three times annual retainer. Stock ownership is defined as stock owned without restrictions; restricted shares that vest at retirement; shares or share equivalents held in a qualified or non-qualified profit sharing plan; shares or units granted on which restrictions remain; and equivalent shares determined from vested, in-the-money stock options. The named executive officers and the directors are all in compliance with the guidelines.

Conclusion

The HR Committee believes the executive compensation program provides appropriate incentives to each executive officer to strive for the Company’s achievement of outstanding operating results and concurrent preservation of, and improvements to, the Company’s financial condition, thereby clearly aligning each executive’s compensation prospects with the long-term interests of our stockholders. In summary, the Company’s compensation policies and programs are designed to encourage sustained efforts to produce future growth and continuous enhancements to the Company’s operations and related levels of profitability.

Human Resources Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Human Resources Committee

Jess T. Hay, Chairman
Leldon E. Echols
Ronald J. Gafford
Ronald W. Haddock
Diana S. Natalicio

Compensation of Executives

Summary Compensation Table

The following table and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation program.

The “Summary Compensation Table” below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2009, 2008, and 2007. The Common Stock and option awards for the fiscal years ended December 31, 2008 and 2007 have been adjusted to reflect the grant date fair value dollar amounts of such awards in accordance with ASC Topic 718.

Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(2)	($)(3)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Timothy R. Wallace	2009	$950,000	$1,254,400	$—	$940,500	$735,432	$361,428	$4,241,760
Chairman, Chief Executive	2008	950,000	2,918,730	395,055	1,671,136	1,077,123	452,718	7,464,762
Officer, and President	2007	950,000	4,402,176	—	2,141,818	732,431	520,537	8,746,962

William A. McWhirter	2009	425,000	470,400	—	350,625	30,066	144,113	1,420,204
Senior Vice President and	2008	425,000	1,083,618	185,908	498,409	33,512	149,637	2,376,084
Chief Financial Officer	2007	425,000	1,187,347	—	703,182	3,914	169,056	2,488,499

Mark W. Stiles(1)	2009	520,000	504,896	—	343,200	40,671	164,838	1,573,605
Senior Vice President	2008	520,000	870,672	209,147	609,818	66,181	176,148	2,451,966
and Group President	2007	520,000	1,418,925	—	860,364	24,339	200,144	3,023,772

D. Stephen Menzies	2009	520,000	504,896	—	343,200	38,557	188,948	1,595,601
Senior Vice President	2008	520,000	870,672	209,147	609,818	29,562	250,177	2,489,376
and Group President	2007	520,000	1,418,925	—	860,364	13,895	273,572	3,086,756

S. Theis Rice	2009	365,000	285,376	—	175,656	37,320	99,741	963,093
Vice President and	2008	365,000	336,396	116,193	313,154	45,000	108,467	1,284,210
Chief Legal Officer	2007	350,000	595,668	—	465,341	14,000	38,950	1,463,959

(1)	Mr. Stiles is transitioning to retirement. His compensation during this transitional period has not been determined.

(2)	For Messrs. Wallace, McWhirter, and Stiles, $41,800; $18,700; and $11,440, respectively, of the above amount was deferred pursuant to the Supplemental Plan and also is reported in the “Nonqualified Deferred Compensation Table.”

(3)	Stock and option awards are the grant date fair value dollar amounts computed in accordance with ASC Topic 718. Our policy and assumptions made in the valuation of share-based payments are contained in Note 16 of Item 8 of the Annual Report on Form 10-K for the year-ended December 31, 2009.

(4)	Non-equity incentive plan compensation represents cash awards earned (i) during 2009 under the 2009 Annual Incentive Program based on goal achievements, (ii) during 2008 under the 2008 Annual Incentive Program based on goal achievements and (iii) during 2007 under the 2007 Annual Incentive Program based on goal achievements. For Mr. Wallace for 2009, $47,025 of the above amount was deferred pursuant to the Supplemental Plan and is also reported in the “Nonqualified Deferred Compensation Table.”

(5)	This column represents both changes in pension value for the named executive officers, as well as above market earnings on deferred compensation. For Mr. Wallace for 2009, $729,000 of this column represents the aggregate change in pension values during the 2009 fiscal year under the Standard Pension Plan and the Supplemental Retirement Plan, and $6,432 represents Mr. Wallace’s above market earnings on nonqualified deferred compensation under the Company’s Deferred Compensation Plan. For 2009 for Messrs. McWhirter, Stiles, Menzies, and Rice, the change in pension values were $28,000; $38,000; $36,000; and $37,000, respectively, under the Standard Pension Plan and the above market earnings on nonqualified deferred compensation under the Deferred Compensation Plan were $2,066; $2,671; $2,557; and $320, respectively. For 2008 for Mr. Wallace, $1,050,000 of this column represents the aggregate change in pension values during 2008 fiscal year under the Standard Pension Plan and the Supplemental Retirement Plan, and $27,123 represents Mr. Wallace’s above market earnings on nonqualified deferred compensation under the Company’s Deferred Compensation Plan. For 2008 for Messrs. McWhirter, Stiles, Menzies, and Rice, the change in pension values were $25,000; $55,000; $19,000; and $45,000, respectively, under the Standard Pension Plan and the above market earnings on nonqualified deferred compensation under the Deferred Compensation Plan were $8,512; $11,181; $10,562; and $0, respectively. For Mr. Wallace for 2007, $719,000 of this column represents the aggregate change in pension values during 2007 fiscal year under the Standard Pension Plan and the Supplemental Retirement Plan, and $13,431 represents Mr. Wallace’s above market earnings on nonqualified deferred compensation under the Company’s Deferred Compensation Plan. For 2007 for Messrs. McWhirter, Stiles, Menzies, and Rice, the change in pension values were $0; $19,000; $9,000; and $14,000, respectively, under the Standard Pension Plan and the above market earnings on nonqualified deferred compensation under the Deferred Compensation Plan were $3,914; $5,339; $4,895; and $0, respectively.

(6)	The following table is a breakdown of all other compensation included in the “Summary Compensation Table” for the named executive officers:

All Other Compensation

				Company
			Perquisites	Contributions
		Executive	and Other	to Defined	Deferred	Total All
		Perquisite	Personal	Contribution	Compensation	Other
Name	Year	Plan(1)	Benefits(2)	Plans(3)	Plan(4)	Compensation
Timothy R. Wallace	2009	$95,000	$—	$77,378	$189,050	$361,428

	2008	95,000	—	95,604	262,114	452,718

	2007	95,000	32,483	83,872	309,182	520,537

William A. McWhirter	2009	42,500	—	24,050	77,563	144,113

	2008	42,500	—	14,796	92,341	149,637

	2007	42,500	—	13,738	112,818	169,056

Mark W. Stiles	2009	52,000	—	26,518	86,320	164,838

	2008	52,000	—	11,166	112,982	176,148

	2007	52,000	—	10,108	138,036	200,144

D. Stephen Menzies	2009	52,000	36,418	14,210	86,320	188,948

	2008	52,000	78,295	6,900	112,982	250,177

	2007	52,000	42,251	41,285	138,036	273,572

S. Theis Rice	2009	36,500	—	9,175	54,066	99,741

	2008	36,500	—	4,152	67,815	108,467

	2007	35,000	—	3,950	—	38,950

(1)	Represents the amounts payable pursuant to the Executive Perquisites Plan for the annual perquisite allowance.

(2)	For 2009 for Mr. Menzies includes $34,597 for reimbursement of commuting expenses including the gross up for federal taxes of $12,611, and the remainder for personal use of the Company’s aircraft and automobile maintenance service. Mr. Menzies’s commuting expenses in 2009 were subject to reimbursement by the Company up to $50,000 per year and a gross up for federal taxes. After 2009, the Company will not provide any reimbursement to Mr. Menzies for commuting expenses. The amounts reported for personal use of Company aircraft represent the incremental cost of providing the benefit and include the cost of fuel, catering, landing fees, flight crew expenses, “dead head” costs of flying aircraft to and from locations for personal use, and the dollar value of the lost tax deductions for expenses that exceed the amounts reported as income for the named executive officers.

(3)	Represents the Company’s matching amounts under the Company’s 401(k) Plan for 2009 for Messrs. Wallace $14,700; McWhirter $14,700; Stiles $14,700; Menzies $14,210; and Rice $9,175 and under the Company’s Supplemental Plan for 2009 for Messrs. Wallace $62,678; McWhirter $9,350; and Stiles $11,818.

(4)	Represents an amount equal to 10% of the salaries and annual incentive compensation set aside pursuant to the Deferred Compensation Plan. These amounts also are included in the “Nonqualified Deferred Compensation Table.” The Deferred Compensation Plan is discussed following that table.

Grants of Plan-Based Awards

The following table summarizes the 2009 grants of equity and non-equity plan-based awards for the named executive officers and the 2010 grants of non-equity plan-based awards for the named executive officers.

Grants of Plan-Based Awards Table

					Estimated
					Future
					Payouts
					Under
		Estimated Possible Payouts and			Equity	All Other
		Future Payouts Under Non-Equity			Incentive	Stock Awards	Grant Date
		Incentive Plan Awards(2)			Plan Awards(3)	Number of	Fair Value
						Shares of	of Stock
	Grant	Threshold	Target	Maximum		Stock	Awards
Name	Date(1)	($)	($)	($)	Target(#)	(#)(4)	($)(5)
Timothy R. Wallace
2009 Annual Incentive Plan		$513,000	$855,000	$1,710,000

2009 Equity Awards	05/04/09				80,000	—	$1,254,400

2010 Annual Incentive Plan		342,000	855,000	1,710,000

William A. McWhirter
2009 Annual Incentive Plan		191,250	318,750	637,500

2009 Equity Awards	05/04/09				24,300	5,700	470,400

2010 Annual Incentive Plan		127,500	318,750	637,500

Mark W. Stiles
2009 Annual Incentive Plan		187,200	312,000	624,000

2009 Equity Awards	05/04/09				32,200	—	504,896

2010 Annual Incentive Plan		124,800	312,000	624,000

D. Stephen Menzies
2009 Annual Incentive Plan		187,200	312,000	624,000

2009 Equity Awards	05/04/09				27,600	4,600	504,896

2010 Annual Incentive Plan		124,800	312,000	624,000

S. Theis Rice
2009 Annual Incentive Plan		95,813	182,500	319,375

2009 Equity Awards	05/04/09				13,200	5,000	285,376

2010 Annual Incentive Plan		63,875	182,500	319,375

(1)	The grant date of all stock awards is the date of the HR Committee meeting or Board meeting at which such award was approved.

(2)	Represents the potential amounts payable in 2010 under the 2009 Annual Incentive Program for attainment of performance goals and potential amounts payable in 2011 under the 2010 Annual Incentive Program for attainment of performance goals.

(3)	For 2009 equity awards, represents the number of performance-based restricted shares that were awarded in May 2009 to each of the named executive officers as performance-based awards based on financial performance for 2006 through 2008. These shares vest as discussed below.

(4)	The restricted stock granted in May 2009 to Messrs. McWhirter, Menzies and Rice in the amounts of 5,700, 4,600, and 5,000 shares, respectively, were granted as time-based awards and vest as described below.

(5)	The grant date fair value of the stock awards is calculated in accordance with ASC Topic 718.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

The stock awards described in the “Summary Compensation Table” are the dollar amounts of the grant date fair value of the awards calculated in accordance with ASC Topic 718.

The stock awards in May 2009 to the named executive officers were grants of restricted stock pursuant to our 2004 Plan that vest in five equal annual installments beginning on May 15th following the first anniversary of the grant or earlier upon death, disability, or a change in control or consent of the HR Committee after three years from the date of grant, except for the grant of 5,000 shares to Mr. Rice which vest at age 65 or earlier upon death, disability, or a change in control or consent of the HR Committee after three years from the date of grant. The awards are forfeited if termination of employment occurs prior to vesting. The performance based restricted stock awards were made as long-term compensation based on the aggregate achievement of the Company’s 2006 through 2008 financial performance of cumulative diluted EPS of $10.14 and average ROE of 17.44%. The recipients of the restricted stock are entitled to dividends and to vote the shares of Common Stock during the restricted period. See the description of such restricted stock grants for 2009 in “Long Term Incentive Compensation — Time-Based Restricted Stock Grants” under “Compensation Discussion and Analysis” and “Long Term Incentive Compensation — Performance-Based Restricted Stock Grants.”

The non-equity incentive plan awards for 2009 to the named executive officers were based on the Company EPS of $1.33, which excluded the goodwill impairment charge, and was adjusted upward by $0.65 based on Free Cash Flow above the 2009 Free Cash Flow benchmark for an adjusted EPS of $1.98.

The estimates for future payouts under the 2010 Annual Incentive Program represent potential payments of annual incentive compensation for 2010. The HR Committee established the annual incentive performance goals for 2010 based on earnings per share. To achieve target, the Company must earn EPS, subject to adjustments, plus Free Cash Flow in excess of the 2010 benchmark for an adjusted EPS of $1.37 for 2010. See “2010 Compensation” under “Compensation Discussion and Analysis” above for description of adjustments.

The Company has an Executive Perquisite Plan that in 2009 provided to the named executive officers an allowance of 10% of base pay in lieu of providing company furnished vehicles, club memberships, and similar perquisites. Other than being required to use $6,000 of the perquisite allowance to maintain a four-door sedan, including insurance and other maintenance, and to forego reimbursement for the first 10,000 business miles annually, the perquisite allowance is to be used at the discretion of the executive for perquisite type expenses. It is intended that the perquisite allowance will eliminate charges to the Company for personal benefits for the executives that are not provided to Company employees generally other than occasional de minimis items such as the use of Company tickets to entertainment events or expenses related to spousal travel. The perquisite allowance is not intended to cover personal use of the Company’s aircraft or commuting or relocation expenses. For security purposes, the Board requires the CEO to use the Company aircraft for personal travel to the extent possible, and the value attributed to such personal use is calculated using the aggregate incremental cost method set forth in Note (2) to “All Other Compensation.” During 2009, Mr. Wallace had personal use of Company aircraft for one intra-state trip. Through 2009, the Company paid commuting expenses for Mr. Menzies between Chicago, Illinois and Dallas, Texas. Mr. Menzies’s commuting expenses in 2009 were subject to reimbursement by the Company up to $50,000 per year and a gross up for federal taxes. After 2009, the Company will not provide any reimbursement to Mr. Menzies for commuting expenses.

The Company has a 401(k) plan that permits employees to elect to set aside up to 14% of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match up to 50% of no more than 6% of the employee’s compensation set aside for this purpose. For employees who participate in the enhancement to the 401(k) plan, the Company contributes up to an additional 3% of the employee’s base pay (subject to the maximum limit permitted by the Code) depending upon years of service to the account of employees participating in the enhanced portion of the 401(k) plan as an Annual Retirement

Contribution. As a result of the amendment to the Standard Pension Plan adopted on February 13, 2009, the named executive officers’ accrued benefits were frozen and no future benefits will accrue under the Standard Pension Plan. Therefore, commencing with the 401(k) plan’s 2009 plan year, all of the named executive officers were eligible to participate in the enhanced portion of the 401(k) plan. Matching contributions under the Supplemental Plan are discussed under “Nonqualified Deferred Compensation.”

The change in pension value for Mr. Wallace is primarily a result of an increase in benefit accruals and a decrease in the discount rate used to calculate the present value of the pension liability.

Base salary, the executive perquisite allowance, and annual incentive compensation in 2009 represented from 47% to 60% of the named executive officers’ total compensation as reflected in the “Summary Compensation Table.”

Outstanding Equity Awards at Year-End

The following table summarizes as of December 31, 2009, for each named executive officer, the number of unexercised options and the number of shares of unvested restricted stock. The market value of the stock awards was based on the closing price of the Common Stock as of December 31, 2009, which was $17.44.

Outstanding Equity Awards at Fiscal Year-End Table

		Option Awards			Stock Awards
								Equity
								Incentive
							Equity	Plan Awards:
							Incentive	Market or
							Plan Awards:	Payout
	Number of	Number of				Market	Number of	Value of
	Securities	Securities			Number of	Value of	Unearned	Unearned
	Underlying	Underlying			Shares or	Shares or	Shares, Units	Shares, Units
	Unexercised	Unexercised			Units of	Units of	or Other	or Other
	Options	Options	Option		Stock That	Stock That	Rights That	Rights That
	(#)	(#)	Exercise	Option	Have Not	Have Not	Have Not	Have Not
			Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable(1)	($)	Date	(#)(2)	($)	($)	($)(4)
Timothy R. Wallace	20,550	—	18.94	05/10/14	447,210	$7,799,342	$1,267,716(3)	$1,267,716(3)

	8,850	8,850	17.94	05/09/15			1,959,375(4)	1,959,375(4)

	—	85,000	16.24	12/10/18

William A. McWhirter	4,500	—	18.94	05/10/14	167,713	2,924,915	309,347(3)	309,347(3)

	3,600	3,600	17.94	05/09/15			478,125(4)	478,125(4)

	—	40,000	16.24	12/10/18

Mark W. Stiles	1,377	—	11.33	05/29/13	168,570	2,939,861	378,495(3)	378,495(3)

	11,220	—	18.94	05/10/14			585,000(4)	585,000(4)

	10,110	5,055	17.94	05/09/15

	—	45,000	16.24	12/10/18

D. Stephen Menzies	4,680	—	18.94	05/10/14	136,320	2,377,421	378,495(3)	378,495(3)

	4,305	4,305	17.94	05/09/15			585,000(4)	585,000(4)

	—	45,000	16.24	12/10/18

S. Theis Rice	6,000	—	11.33	05/29/13	70,476	1,229,101	169,838(3)	169,838(3)

	4,950	—	18.94	05/10/14			273,750(4)	273,750(4)

	6,120	2,040	17.94	05/09/15

	—	25,000	16.24	12/10/18

(1)	The following table provides the vesting date of the unvested stock options.

	Timothy R.	William A.	Mark W.	D. Stephen	S. Theis
Vesting Date	Wallace	McWhirter	Stiles	Menzies	Rice
05/09/10	8,850	3,600	5,055	4,305	2,040

05/15/12	85,000	40,000	45,000	45,000	25,000

(2)	The following table provides the vesting date of unvested stock awards.

	Timothy R.	William A.	Mark W.	D. Stephen	S. Theis
Vesting Date	Wallace(a)	McWhirter	Stiles	Menzies	Rice
05/11/10	33,046	9,000	14,250	12,350	4,250

05/15/10	57,500	16,987	19,620	19,620	7,913

05/09/11	15,094	9,625	13,500	11,500	5,475

05/15/11	54,700	15,820	17,220	17,220	7,080

05/29/11	27,803	4,500	8,000	6,500	2,300

05/11/12	33,046	9,000	14,250	12,350	4,250

05/15/12	57,500	16,986	19,620	19,620	7,913

05/09/13	15,094	9,625	13,500	11,500	5,475

05/15/13	33,700	10,320	11,720	11,720	4,680

05/15/14	16,000	6,000	6,440	6,440	2,640

Career Shares(b)	103,727	44,850	30,450	7,500	13,500

Career Shares(c)	—	—	—	—	5,000

Career Shares(d)	—	15,000	—	—	—

(a)	On December 30, 2008, Mr. Wallace turned 55 years old and, as a result, met the definition of “early retirement” on January 1 and January 2, 2009, with respect to 88,200 shares. In accordance with the Code, personal income tax associated with the lapse of substantial risk of forfeiture of those shares must be satisfied currently even though the shares have not vested. The terms of the Company’s 2004 Plan, provide that any participant under the 2004 Plan who is subject to Section 16 of the Securities Exchange Act of 1934 is required to satisfy his or her tax withholding obligation pursuant to the share retention method. As a result, Mr. Wallace has satisfied his tax withholding obligation by surrendering shares to the Company based on the appropriate federal income tax and payroll tax rates currently applicable. The unvested shares in the table above have been adjusted for the 8,672 shares surrendered on January 1, 2009 and 17,801 shares surrendered on January 2, 2009.

(b)	Grants of restricted stock which will vest upon: the earlier of (i) retirement; (ii) death, disability or change in control; or (iii) consent of the HR Committee after three years from the date of grant.

(c)	Grant of restricted stock which will vest upon: the earlier of (i) when the executive officer reaches age 65; (ii) death, disability or change in control; or (iii) consent of the HR Committee after three years from the date of grant.

(d)	Grant of restricted stock which will vest upon: the earlier of (i) when the executive officer reaches age 65; (ii) the executive officer’s age plus years of vested service equal 80; (iii) death, disability or change in control; or (iv) consent of the HR Committee after three years from the date of grant.

(3)	Represents the actual value of performance-based shares to be awarded in 2010 based on the aggregate achievement of the Company’s 2007 through 2009 financial performance of cumulative diluted EPS, excluding the goodwill impairment charge, of $8.57 and average ROE of 13.4%. This is 64.7% of the target payout level.

The actual number of shares to be issued in 2010 will be based on the value of the award to be granted in 2010 divided by the one-year average Common Stock price for the period ended March 31, 2010. Vesting of any performance-based shares issued in 2010 will be determined on or prior to the date of issue.

(4)	Represents the value of performance-based shares that could be awarded in 2011 if target financial performance goals are achieved for the cumulative performance in 2008 — 2010. The actual number of shares to be issued in 2011 will be based on the value of the award to be granted in 2011 divided by the one-year average Common Stock price for the period ended March 31, 2011. Vesting of any performance-based shares issued in 2011 will be determined on or prior to the date of issue.

Option Exercises and Stock Vested in 2009

The following table summarizes for the named executive officers in 2009 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized, each before payout of any applicable withholding tax.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Timothy R. Wallace	—	$—	106,200	$1,621,467

William A. McWhirter	—	—	23,945	373,230

Mark W. Stiles	—	—	32,280	506,085

D. Stephen Menzies	—	—	28,780	449,325

S. Theis Rice	—	—	12,215	191,834

Pension Benefits

The following table summarizes the present value of the accumulated pension benefits of the named executive officers under the Standard Pension Plan and for Mr. Wallace the Supplemental Retirement Plan.

Pension Benefits Table

		Number	Present	Payments
		of Years	Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)
Timothy R. Wallace	Trinity Industries, Inc. Standard Pension Plan	34	$428,000	—

	Trinity Industries, Inc. Supplemental Retirement Plan	34	5,364,000	—

William A. McWhirter	Trinity Industries, Inc. Standard Pension Plan	23	168,000	—

Mark W. Stiles	Trinity Industries, Inc. Standard Pension Plan	18	324,000	—

D. Stephen Menzies	Trinity Industries, Inc. Standard Pension Plan	9	108,000	—

S. Theis Rice	Trinity Industries, Inc. Standard Pension Plan	18	291,000	—

(1)	The present value of the accumulated benefit is calculated in accordance with ASC Topic 718. Refer to Note 14 of Item 8 of the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009 for our policy and assumptions made in the valuation of this accumulated benefit.

The Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan. Funds are contributed periodically to a trust that invests the Company’s contributions and earnings thereon in order to pay the benefits to the participating employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant’s highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. Mr. Wallace turned 55 on December 30, 2008, and, as a result, met the definition of “early retirement” on December 31, 2008. Mr. Wallace has not provided notice of intention to take early retirement. Covered compensation includes salary and non-equity incentive plan compensation as shown in the “Summary Compensation Table.” Other elements of compensation in the “Summary Compensation Table” are not included in covered compensation. The normal monthly retirement benefit payable at age 65 is a life annuity with ten years guaranteed equal to 3/4 of 1% of average monthly compensation up to $800 plus 1% of average monthly compensation over $800 times the years of credited service. The plan also provides for the payment of a death benefit before retirement that is the greater of the lump sum value of the accrued benefit under the pension plan or one times base pay with less than 10 years of service and 2 1/2 times base pay with more than 10 years of service. All of the named executive officers participate in the Standard Pension Plan.

We have a Supplemental Retirement Plan that applies to Mr. Wallace. The Supplemental Retirement Plan provides that the amount of the annual retirement benefit under our Standard Pension Plan that is limited by reason of compliance with the Code is paid as a supplemental pension benefit. The benefit payment terms are the same as the terms of the Standard Pension Plan. The benefits are payable from the general assets of the Company. On February 13, 2009, the Board amended the Supplemental Retirement Plan and the Standard Pension Plan. As a result, all future benefit accruals under the Supplemental Retirement Plan and the Standard Pension Plan automatically ceased effective March 31, 2009 for all participants and the accrued benefits under each plan were determined and frozen as of that date. These amendments are discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Nonqualified Deferred Compensation

The table below shows the contributions by the executives and the Company, the aggregate earnings on nonqualified deferred compensation in 2009 and the aggregate balance at year end under nonqualified deferred compensation plans of the Company.

Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance
	in Last Fiscal	in Last Fiscal	in Last Fiscal	at Last Fiscal
Name	Year(1)	Year(2)	Year(3)	Year End
Timothy R. Wallace	$88,825	$251,728	$256,723	$2,685,336

William A. McWhirter	18,700	86,913	45,083	670,001

Mark W. Stiles	11,440	98,138	46,413	780,971

D. Stephen Menzies	—	86,320	63,060	774,026

S. Theis Rice	—	54,066	3,470	125,351

(1)	Salary and incentive compensation deferrals to the Company’s Supplemental Plan. The amounts are also included in the “Summary Compensation Table” for 2009.

(2)	Includes an amount equal to ten percent of the salaries and incentive compensation set aside pursuant to the Deferred Compensation Plan for Messrs. Wallace $189,050; McWhirter $77,563; Stiles $86,320; Menzies $86,320; and Rice $54,066 and matching amounts under the Company’s Supplemental Plan for Messrs. Wallace $62,678; McWhirter $9,350; and Stiles $11,818. These amounts are also included in the “Summary Compensation Table” for 2009.

(3)	This column represents earnings in the Supplemental Plan and the Deferred Compensation Plan. For Messrs. Wallace, McWhirter, Stiles, and Menzies, earnings in the Supplemental Plan were $186,820; $22,631; $17,345; and

$35,278, respectively. For Messrs. Wallace, McWhirter, Stiles, Menzies, and Rice earnings in the Deferred Compensation Plan were $69,903; $22,452; $29,068; $27,782, and $3,470 respectively. The amounts reported in this table for the Deferred Compensation Plan are inclusive of above market earnings included in the “Summary Compensation Table” above. See Note (4) to the “Summary Compensation Table.”

(4)	This column includes amounts in the “Summary Compensation Table” for (i) an amount equal to ten percent of the salaries and incentive compensation set aside pursuant to the Deferred Compensation Plan in 2007 for Messrs. Wallace $309,182; McWhirter $112,818; Stiles $138,036; and Menzies $138,036 and in 2008 for Messrs. Wallace $262,114; McWhirter $92,341; Stiles $112,982; Menzies $112,982; and Rice $67,815; (ii) matching amounts under the Company’s Supplemental Plan in 2007 for Messrs. Wallace $79,484; McWhirter $9,350; Stiles $5,720; and Menzies $36,897 and in 2008 for Messrs. Wallace $90,158; McWhirter $9,350; and Stiles $5,720; and (iii) salary and incentive compensation deferrals to the Company’s Supplemental Plan in 2007 for Messrs. Wallace $213,145; McWhirter $18,700; and Stiles $11,440 and in 2008 for Messrs. Wallace $125,357; McWhirter $18,700; and Stiles $23,636.

Deferred Compensation Discussion

The Supplemental Plan was established for highly compensated employees who are limited as to the amount of deferrals allowed under the Company’s 401(k) plan. There is no limit on the percentage of salary or incentive pay that an executive may elect to defer into the Supplemental Plan. Participants must elect to defer salary prior to the beginning of the fiscal year and annual incentive pay prior to the beginning of the year to which the incentive payments relate. The first 6% of a participant’s base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from 25% to 50% by the Company based on years of service. The Company’s match vests 20% for each year of service up to 100% after five years. Participants may choose from several mutual fund like deemed investments.

If elected at the time of enrollment, participants may take an in-service distribution of deferrals three years after the end of the plan year in which the deferral was made. Amounts are paid out immediately on death or disability. Upon termination of employment, amounts in the Supplemental Plan are paid out beginning 6 months after termination of employment in lump sum or annual installments from one to 20 years according to election of the Participant.

Each named executive officer participates in the Deferred Compensation Plan which is an unfunded long term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2009). The account is payable to the participant in a lump sum or annual installments from one to 20 years. Payments commence one year after termination and are subject to compliance with non-compete provisions for one year after termination and the participant must be available for consultation for one year after termination.

On February 13, 2009, the Board amended the 401(k) Plan to allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k). This amendment is discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Potential Payments Upon Termination or Change in Control

Named executive officers that terminate voluntarily, involuntarily, by death or by disability have the same death and disability benefits that are available to the majority of salaried employees. While employed by us, salaried employees have a death benefit equal to the greater of their accrued benefit under the pension plan or one year of base salary for less than 10 years of service and 2 1/2 times base salary for over 10 years of service. Our long term disability plan provides salaried employees with a disability benefit after six months of disability of 60% of base salary up to a maximum of $12,000 a month while disabled and until normal retirement at age 65. Pension benefits payable at retirement are described under “Pension Benefits” and deferred compensation benefits that are payable on termination are described under “Deferred Compensation Discussion.”

Stock options and restricted stock held by the named executive officers have no acceleration of vesting upon voluntary or involuntary termination but vesting is accelerated on death, disability, and in some cases retirement.

Pursuant to the terms of the Executive Severance Agreement described below, stock options, restricted stock, and benefits under the Supplemental Plan, Deferred Compensation Plan, and 401(k) Plan vest upon a change in control. The annual incentive compensation agreements also provide that in the event of a change in control, the named executive officers will be paid a proration of the target bonus for the year in which the change in control occurs as of the date of the change in control.

The following table provides the dollar value of (i) accelerated vesting of stock options and restricted stock and (ii) the payment of annual incentive compensation assuming each of the named executive officers had been terminated by death, disability or retirement on December 31, 2009, or a change in control occurred on December 31, 2009.

	Timothy R.	William A.	Mark W.	D. Stephen	S. Theis
	Wallace	McWhirter	Stiles	Menzies	Rice
Death
Stock Options	$102,000	$48,000	$54,000	$54,000	$30,000

Restricted Stock	7,799,342	2,924,915	2,939,861	2,377,421	1,229,101

Total	7,901,342	2,972,915	2,993,861	2,431,421	1,259,101

Disability
Stock Options	102,000	48,000	54,000	54,000	30,000

Restricted Stock	7,799,342	2,924,915	2,939,861	2,377,421	1,229,101

Total	7,901,342	2,972,915	2,993,861	2,431,421	1,259,101

Retirement
Stock Options	102,000	48,000	54,000	54,000	30,000

Restricted Stock	3,973,006	1,117,904	1,638,488	1,076,048	614,760

Total	4,075,006	1,165,904	1,692,488	1,130,048	644,760

Change in Control
Stock Options	102,000	48,000	54,000	54,000	30,000

Restricted Stock	7,799,342	2,924,915	2,939,861	2,377,421	1,229,101

Annual Incentive Compensation	855,000	318,750	312,000	312,000	182,500

Total	8,756,342	3,291,665	3,305,861	2,743,421	1,441,601

Each of the named executive officers has entered into an Executive Severance Agreement (the “Agreement”) with the Company. In addition to the acceleration of vesting upon a change in control as described above, the Agreement provides for compensation if the named executive officer’s employment is terminated under one of the circumstances described in the Agreement in connection with a “change in control” of the Company. A “change in control” is generally defined as (i) any other person or entity acquires beneficial ownership of 30% or more of our outstanding Common Stock or the combined voting power over our outstanding voting securities unless the transaction resulting in the person becoming the beneficial owner of 30% or more of the combined voting power is approved in advance by the Company’s Board; (ii) the incumbent directors cease for any reason to constitute at least a majority of the Board; (iii) the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or (iv) our stockholders approve a complete liquidation or dissolution of the Company. See “Change in Control Agreements” under Compensation Discussion and Analysis section.

The Agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The Agreements provide that if there is a change in control of the Company and if the Company terminates the executive’s employment other than as a result of the executive’s death, disability or retirement, or for “cause,” or if the executive terminates his or her employment for “good reason,” then the Company will pay to such executive a lump sum equal to three times (i) the amount of the executive’s base salary, (ii) the annual perquisite allowance, and (iii) the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the change in control occurs.

“Cause” is generally defined as a participant’s (i) willful and continued failure to substantially perform his employment duties with the Company; (ii) misappropriation or embezzlement from the Company or any other act or acts of dishonesty by the participant constituting a felony that results in gain to the participant at the Company’s expense; (iii) conviction of the participant of a felony involving moral turpitude; or (iv) the refusal of the participant to accept offered employment after a change in control.

“Good reason” is generally defined as, following a change in control, (i) a material adverse change in a participant’s working conditions or responsibilities; (ii) assignment to the participant of duties inconsistent with the participant’s position, duties, and reporting responsibilities; (iii) a change in the participant’s titles or offices; (iv) a reduction in the participant’s annual base salary; (v) a material reduction in the participant’s benefits, in the aggregate, under the benefits plans, incentive plans, and securities plans; (vi) failure to provide a participant with the number of paid vacation days entitled at the time of a change in control; (vii) any material breach by the Company of the Agreement; (viii) any successor or assign of the Company fails to assume the Agreement; (ix) the relocation of the participant’s principal place of employment outside of Dallas County, Texas; (x) voluntary resignation by the participant, or termination of employment by reason of the participant’s death or disability, at any time during either a 90-day period beginning after a change in control or the 30-day period beginning on the 365th day after a change in control; or (xi) any purported termination not conducted pursuant to a notice of termination by the Company.

The severance benefits provided by the Agreements also include continuation of all medical, dental, vision, health, and life insurance benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for 36 months after the executive’s termination and a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits.

The Agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax has been imposed.

If each named executive officer’s employment had been terminated on December 31, 2009 under one of the circumstances described in the Agreement in connection with a change in control of the Company, the named executive officers would have received the following:

	Cash	Continuation	Estimated
Name	Compensation(1)	of Benefits(2)	Gross-up(3)	Total
Timothy R. Wallace	$9,291,319	$58,212	$—	$9,349,531

William A. McWhirter	3,220,770	97,522	1,563,088	4,881,380

Mark W. Stiles	4,002,865	11,267	—	4,014,132

D. Stephen Menzies	3,990,365	97,522	—	4,087,887

S. Theis Rice	2,423,005	97,522	954,435	3,474,962

(1)	Cash lump sum equal to three times base salary, perquisite allowance, and applicable bonus.

(2)	Estimated cost of continuation for 36 months of medical and life insurance benefits.

(3)	Estimated gross up of income, employment, and change in control excise taxes. The calculations for Messrs. Wallace, Stiles and Menzies did not result in excise taxes under Code Section 280G; therefore, no gross-up payments would have been paid if their employment had been terminated on December 31, 2009.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2009. Mr. Matthews was not appointed to the Board until March 4, 2010 and therefore is not included in the table below.

Director Compensation Table

			Change in
			Pension
			Value and
	Fees		Nonqualified
	Earned		Deferred
	or Paid	Stock	Compensation	All Other
	in Cash	Awards	Earnings	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)(5)	($)
John L. Adams	$72,417	$65,684	$446	$731	$139,278

Rhys J. Best	96,917	65,684	0	0	162,601

David W. Biegler	95,250	65,684	1,160	757	162,851

Leldon E. Echols	93,750	65,684	0	2,397	161,831

Ronald J. Gafford	74,500	65,684	0	4,162	144,346

Ronald W. Haddock	86,125	65,684	0	0	151,809

Jess T. Hay	84,542	65,684	0	2,500	152,726

Adrian Lajous	81,500	65,684	0	0	147,184

Diana S. Natalicio	69,500	65,684	0	11,451	146,635

(1)	Includes amounts deferred under the 2005 Deferred Plan for Director Fees.

(2)	Stock awards are for restricted stock units awarded in 2009 and the grant date fair value dollar amounts computed accordance with ASC Topic 718. Our policy and assumptions made in the valuation of share-based payments are contained in Note 16 of Item 8 of the Company’s Form 10-K for the year-ended December 31, 2009.

(3)	Messrs. Adams, Best, Biegler, Echols, Gafford, Haddock, Hay, and Lajous and Dr. Natalicio had restricted stock units totaling 9,694; 13,444; 14,944; 9,538; 14,944; 13,444; 14,944; 12,494; and 14,944, respectively, as of December 31, 2009. Messrs. Best, Biegler, Gafford, Haddock, and Hay and Dr. Natalicio had stock options totaling 3,750; 30,000; 15,000; 3,750; 37,500; and 30,000, respectively, as of December 31, 2009.

(4)	In 2005, the Board of Directors made amendments to the Directors Retirement Plan (the “DRP”) that were designed to discontinue the DRP. Before the addition of the two new directors in 2005, the DRP was amended to exclude new directors, and in December 2005 it was amended to terminate the interest of each fully vested non-employee director as of December 15, 2005, and to make provision to terminate the interest of the remaining directors who were not fully vested. The basic benefit of the DRP before it was amended was a monthly payment for ten years upon retirement, disability or death equal to a percentage of the annual retainer in effect at termination of Board service. The percentage was based upon the number of years of service, starting with 50% after five years of service and increasing 10% for each year up to 100% after ten years. Because Mr. Gafford was not fully vested in the DRP on December 15, 2005, he was to receive a payout of benefits to the extent vested on the earlier of retirement, death, a change of control as defined by Section 409A of the Code, or after ten years of service to the Board with the present value of such benefits being the date payable and not December 15, 2005 as it was for the other fully vested non-employee directors. In 2009, Mr. Gafford completed 10 years of service on the Board, and a lump-sum payment of $322,134 was made to him calculated using the annual retainer of $40,000 per year in effect in December 2005 increased by 4% for each year remaining between December 2005 and the Director’s 72nd birthday and the ten years of payments, as provided in the DRP, were discounted using a present value factor of 5%. Includes for Messrs. Adams and Biegler the above market earnings from the interest rate equivalent under the 2005 Deferred Plan for Director Fees.

(5)	Includes dividend equivalents on stock units in director fee deferral plans. For Mr. Hay, includes a $2,500 matching contribution by the Company in his name pursuant to the Company’s program of matching charitable contributions. The maximum annual contribution that may be matched under that program is $5,000 per individual.

Director Compensation Discussion

Each director of the Company who is not a compensated officer or employee of the Company receives cash compensation as follows:

•	Board member annual retainer of $50,000

•	Presiding Director — annual retainer of $5,000

•	Board meeting fee of $2,000 for each meeting attended

•	Audit Committee Chairman — annual retainer of $15,000

•	Member of the Audit Committee — $2,000 for each meeting attended

•	Human Resources Committee Chairman — annual retainer of $7,500

•	Chairman of other Board Committees — annual retainer of $5,000

•	Member of other Board Committees — $1,500 for each meeting attended

In addition, the Company shall pay a director a fee equal to $2,000 per day for ad hoc or special assignment work performed for or at the request of the Chairman, Chief Executive Officer, and President.

The Board has also established a cash equivalent value as a guide for annual equity compensation for directors of $100,000 and will use a 12 month average share price as the basis for future awards. In May 2009, each director who was not also an executive officer of the Company was granted 4,189 restricted stock units, with dividend equivalents, that are convertible into 4,189 shares of Common Stock upon departure from the Board.

Non-employee directors may elect, pursuant to a 2005 Deferred Plan for Director Fees, to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at an interest rate equivalent (5% in 2009) or, at the director’s prior election, in units of the Company’s Common Stock at the closing price on the New York Stock Exchange on the first trading day of the quarter following the date that a payment is credited to the director’s account. Such stock units are credited with amounts equivalent to dividends paid on the Company’s Common Stock. Upon ceasing to serve as a director or a change in control, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director’s prior election.

TRANSACTIONS WITH RELATED PERSONS

The Nominating Committee has adopted a Policy and Procedures for the Review, Approval, and Ratification of Related Person Transactions. In accordance with the written policy, the Nominating Committee, or the chair of such committee, as applicable, is responsible for the review, approval, and ratification of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a related person includes any of our directors, executive officers, certain stockholders, and any of their respective immediate family members. The policy applies to Related Person Transactions which are transactions in which the Company participates, a related person has a direct or indirect material interest, and the amount exceeds $120,000. Under the policy, the Chief Legal Officer (the “CLO”) will review potential transactions and in consultation with the CEO and CFO will assess whether the proposed transaction would be a Related Person Transaction. If the CLO determines the proposed transaction would be a Related Person Transaction, the proposed transaction is submitted to the Nominating Committee, or the chair of such committee, as applicable, for review and consideration. In reviewing Related Person Transactions, the Nominating Committee, or the chair of such committee, as applicable, shall consider all relevant facts and circumstances available, including, but not limited to the following:

•	the benefits to the Company of the Related Person Transaction;

•	the impact of a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products and services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or employees generally.

After reviewing such information, the Nominating Committee, or the chair of such committee, as applicable, may approve the Related Person Transaction if the committee, or the chair of the committee, as applicable, concludes in good faith that the Related Person Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

Under the policy, the HR Committee must approve hiring of immediate family members of executive officers or directors and any subsequent material changes in employment or compensation.

Employed family members of directors and executive officers with total compensation for 2009 in excess of $120,000 are as follows:

•	Mr. Patrick S. Wallace, brother of Timothy R. Wallace, is an officer of a subsidiary of the Company. His total compensation was $757,069 for 2009, which includes base salary; bonus; matching contributions to defined contribution plans; perquisite allowance; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

•	Mr. W. Ray Wallace, father of Timothy R. Wallace, is the former Chairman and CEO of Trinity Industries, Inc. and is currently employed by the Company to provide consultation to the CEO and the Board in an Advisory Director capacity pursuant to an agreement that will expire on December 31, 2010. His total compensation was $201,833 for 2009, which includes base salary; personal use of company aircraft; the dollar value of the lost tax deduction for expenses that exceeded the amount reported as income related to the personal use of the Company’s aircraft; director meeting fees associated with attendance as an Advisory Director; and out-of-pocket medical reimbursement. In connection with Mr. Wallace’s consulting role, the Company provides an office to Mr. Wallace at a cost of $119,929. After December 31, 2010, the Company will continue to pay Mr. Wallace’s out-of-pocket medical expenses.

•	Mr. Webb Spradley, son-in-law of Mr. Hay, was a full-time employee of the Company in a non-executive officer capacity providing legal services focused on the Company’s international interests through July 31, 2009. Mr. Spradley is now serving as a part-time employee providing international and other legal services. His total compensation was $188,584 for 2009, which includes base salary; and matching contributions to a defined contribution plan. The Company entered into an agreement with Mr. Spradley commencing August 1, 2009 for international and other legal services through December 31, 2011 on a transitional basis under which his total projected aggregate compensation for 2010 and 2011 would be $199,693 which, provided he performs the transition services as required under the agreement, includes wages; and matching contributions to a defined benefit contribution plan.

After Mr. Spradley began serving as a part-time employee of the Company, he also became Of Counsel to an outside law firm which provides the Company with certain legal services. Mr. Spradley is paid a percentage of his personal collections by such law firm. During 2009, Mr. Spradley received $16,997 pursuant to this arrangement related to legal services for the Company which were not covered by his part-time employment relationship described above.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table presents the beneficial ownership of our Common Stock as of March 19, 2010, except as noted for (i) each person beneficially owning more than 5% of the outstanding shares of our Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder possesses sole voting and investment power with respect to its, his or her shares. The business address of each of our directors and executive officers is c/o Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207-2401.

	Amount and Nature of
	Ownership of		Percent of
Name and Address	Common Stock(1)		Class
Directors:
John L. Adams	97,036		*

Rhys Best	29,694		*

David W. Biegler	47,344		*

Leldon E. Echols	9,538		*

Ronald J. Gafford	22,444		*

Ronald Haddock	29,411		*

Jess T. Hay	52,444		*

Adrian Lajous	12,494		*

Charles W. Matthews	3,100		*

Diana S. Natalicio	52,444		*

Named Executive Officers:
Timothy R. Wallace	1,174,936	(2)	1.5%

William A. McWhirter	228,426		*

Mark W. Stiles	268,630		*

D. Stephen Menzies	226,197		*

S. Theis Rice	128,560		*

All Directors and Executive Officers as a Group (23 persons):	2,788,175		3.5%

Other 5% Owners:
BlackRock, Inc.	6,101,813	(3)	7.7%

First Pacific Advisors, LLC	5,574,400	(4)	7.0%

Advisory Research, Inc.	5,338,440	(5)	6.7%

Franklin Resources, Inc.	4,831,925	(6)	6.1%

*	Less than one percent (1%)

(1)	Unless otherwise noted, all shares are owned directly, and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire through the exercise of stock options or through restricted stock units held as of March 19, 2010, or within 60 days thereafter, as follows: Adams 9,694; Best 17,194; Biegler 44,944; Echols 9,538; Gafford 22,444; Haddock 17,194; Hay 46,700; Lajous 12,494; Matthews 3,100; McWhirter 11,700; Menzies 13,290; Natalicio 44,944; Rice 19,110; Stiles 27,762; Wallace 38,250; and all directors and executive officers as a group 371,848. Includes shares indirectly held through the Company’s

401(k) Plan as follows: Wallace 1,819; McWhirter 1,061; Rice 1,879; and all executive officers as a group 6,152 shares. Certain executive officers and directors maintain margin securities accounts, and the positions held in such margin accounts, which may from time to time include shares of Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts. At March 19, 2010, one executive officer had 28,215 shares in a margin account, one director had 2,400 shares pledged on a line of credit, and another director had 3,920 shares pledged on a line of credit.

(2)	Includes 57,688 shares held indirectly by limited partnerships which Mr. Wallace controls.

(3)	BlackRock, Inc. and its affiliates, 40 East 52nd Street, New York, NY 10022, reported to the SEC on an Amendment to Schedule 13G filed January 29, 2010, that they have sole voting and dispositive power over 6,101,813 shares.

(4)	First Pacific Advisors, LLC and its affiliates, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, reported to the SEC on an Amendment to Schedule 13G filed February 11, 2010, that First Pacific Advisors, LLC, in its capacity as investment adviser to its various clients, may be deemed to be the beneficial owner of 5,574,400 shares owned by such clients, as in its capacity as investment adviser it has the power to dispose, direct the disposition of, and vote the shares of the Company owned by its clients. First Pacific Advisors, LLC also stated that Robert L. Rodriguez and J. Richard Atwood are part-owners and managing members of First Pacific Advisors, LLC, and as controlling persons, they may be deemed to beneficially own 5,574,400 shares owned by First Pacific Advisors, LLC, and that First Pacific Advisors, LLC and its affiliates had shared voting power over 2,050,550 shares and shared dispositive power over all 5,574,400 shares.

(5)	Advisory Research, Inc., 180 North Stetson St., Suite 5500, Chicago, IL 60601, reported to the SEC on a Schedule 13G filed February 12, 2010, that they have sole voting and dispositive power over 5,338,440 shares.

(6)	Franklin Resources, Inc. and its affiliates, One Franklin Parkway, San Mateo, California 94403-1906, reported to the SEC on an Amendment to Schedule 13G filed February 4, 2010, that certain affiliates of Franklin Resources, Inc. have sole voting power over 4,750,925 shares and sole dispositive power over 4,831,925 shares. These shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Related investment management contracts give these subsidiaries of Franklin Resources, Inc. all investment and/or voting power over these shares, so subsidiaries of Franklin Resources, Inc. may be deemed to be the beneficial owners of the shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of ten percent of the outstanding common stock of Franklin Resources, Inc., and thus may be deemed to be beneficial owners of shares held by persons and entities for whom or for which subsidiaries of Franklin Resources, Inc. provide investment management services.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the SEC. These reports are also filed with the New York Stock Exchange, and a copy of each report is furnished to the Company.

Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on a review of reports furnished to it and written representations from reporting persons, each individual who was required to file such reports complied with the applicable filing requirements during 2009.

Stockholder Proposals for the 2011 Proxy Statement

Stockholders’ proposals to be presented at the 2011 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than December 2, 2010. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

Director Nominations or Other Business for Presentation at the 2011 Annual Meeting

Under the Bylaws of the Company, certain procedures are provided which a stockholder must follow in order to place in nomination persons for election as directors at an annual meeting of stockholders or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 4, 2011, but no earlier than February 2, 2011, for the 2011 Annual Meeting) to the Corporate Secretary of the Company containing the name and address of the stockholder, the number of shares of the Company beneficially owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person or person(s) (including their names) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board, and the consent of each nominee to serve. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Secretary of the Company.

See “Corporate Governance and Directors Nominating Committee” for the process for stockholders to follow to suggest a director candidate to the Nominating Committee for nomination by the Board.

Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Jared S. Richardson, Associate General Counsel and Corporate Secretary, Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207.

OTHER BUSINESS

Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

JARED S. RICHARDSON
Associate General Counsel
and Corporate Secretary
April 1, 2010

APPENDIX A

AMENDED AND RESTATED

TRINITY INDUSTRIES, INC.

2004 STOCK OPTION AND INCENTIVE PLAN

1. Purpose of Plan.  The
Amended and Restated
 Trinity Industries, Inc. 2004 Stock Option and Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain a strong management team of superior capability and to encourage a proprietary interest in the Company by persons who occupy key positions in the Company or its Affiliates or who provide key consulting services to the Company or its Affiliates by enabling the Company to make awards that recognize the creation of value for the stockholders of the Company and promote the Company’s growth and success. In furtherance of that purpose, eligible persons may receive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, or any combination thereof.

2. Definitions.  Unless the context otherwise requires, the following terms when used herein shall have the meanings set forth below:

“Affiliate” — Any corporation, partnership or other entity in which the Company, directly or indirectly, owns greater than a fifty percent (50%) interest.

“Award” — A Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award under this Plan.

“Board” — The Board of Directors of the Company, as the same may be constituted from time to time.

“Code” — The Internal Revenue Code of 1986, as amended from time to time.

“Committee” — The Committee appointed or designated by the Board to administer the Plan in accordance with Section 3 hereof.

“Company” — Trinity Industries, Inc., a Delaware corporation, and its successors and assigns.

“Consultant” means any person performing advisory or consulting services for the Company or an Affiliate, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

“Disability” — Qualification for long-term disability benefits under the Company’s or Affiliate’s (as applicable) disability plan or insurance policy; or, if no such plan or policy is then in existence or if the person is not eligible to participate in such plan or policy, permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

“Dividend Equivalent Right” — The right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in the Award if the Shares were held by the eligible employee to whom the Award is made.

“Effective Date”
 — The effective date of the Plan as set forth in Section 23.

“Exchange Act” — The Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” — An officer subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Code.

“Fair Market Value” — Unless otherwise determined by the Committee in good faith, the closing sales price per share of Shares on the consolidated transaction reporting system for the New York Stock Exchange on the date of determination or, if no sale is made on such date, on the last sale date immediately preceding the date of determination.

“Incentive Stock Option” — A stock option meeting the requirements of Section 422 of the Code or any successor provision.

“Non-qualified Stock Option” — A stock option other than an Incentive Stock Option.

“Stock Option” or “Option” — An Incentive Stock Option or a Non-qualified Stock Option awarded under this Plan.

“Optionee” — A person who has been granted a Stock Option under this Plan and who has executed a written stock option agreement with the Company.

“Original Effective Date”
 — May 10, 2004.

“Other Awards” — An Award issued pursuant to Section 14 hereof.

“Plan” — The
Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive
Plan set forth herein.

“Performance Award” — An Award hereunder of cash, Shares, units or rights based upon, payable in, or otherwise related to, Shares pursuant to Section 13 hereof.

“Restricted Stock” — Shares awarded or sold to eligible persons pursuant to Section 11 hereof.

“Restricted Stock Units” — Units awarded to eligible persons pursuant to Section 12 hereof, which are convertible into Shares at such time as such units are no longer subject to restrictions as established by the Committee.

“Retirement” — Termination of employment that qualifies for the immediate payment of retirement benefits pursuant to the terms of any defined benefit retirement plan maintained by the Company or any of its Affiliates in which such person participates, or if there is no such defined benefit retirement plan, termination at or after age 65, or other permitted early retirement after age 60 as determined by the Committee.

“Share” — A share of the Company’s common stock, par value $1.00 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for each such share.

“Stock Appreciation Right” — The right to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right).

3. Administration of the Plan.  Except as otherwise provided herein, the Plan shall be administered by the Human Resources Committee of the Board of Directors, as such Committee is from time to time constituted. The composition and governance of the Human Resources Committee shall be governed by the charter of such Committee as adopted by the Board of Directors. The foregoing notwithstanding, no action of the Committee shall be void or deemed to be without authority solely because a member failed to meet a qualification requirement set forth in the Charter or this Section 3. The Human Resources Committee may delegate its duties and powers, to the fullest extent permitted by law, in whole or in part to (i) any subcommittee thereof consisting solely of at least two “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act who are also “outside directors,” as defined under Section 162(m) of the Code, or (ii) to one or more officers of the Company as provided for below
in this Section 3. All references in the Plan to the “Committee” shall mean the Board, the Human Resources Committee, or any subcommittee, individual or individuals to which or whom it delegates duties and powers pursuant to the immediately preceding sentence. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

(a) determine the persons to whom Awards are to be granted;

(b) determine the type of Award to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, any restrictions on the exercise of the Award, and any restrictions on Shares acquired pursuant to the exercise of an Award;

(c) conclusively interpret the Plan provisions;

(d) prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

(e) rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; and

(f) specify the time or times at which Shares or cash will be delivered in connection with Awards, including any terms mandating or permitting elective deferrals of settlement of Awards (which may include deferral of delivery of Shares upon exercise of Options); and

(g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

~~Notwithstanding the foregoing provisions of this Section 3,~~
As mentioned above,
 the Committee may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (an “Authorized Officer”) to do one or both of the following: (i) designate officers and employees of the Company, or any Affiliate, to be recipients of Awards to be granted under the Plan and (ii) determine the number of Shares or other rights that will be subject to the Awards granted to such officers and employees; provided, however, that the resolution of the Committee granting such authority shall (x) specify the total number of Shares or other rights that may be made subject to such Awards, (y) not authorize the Authorized Officer to designate himself or any Executive Officer as a recipient of any such Award, and (z) otherwise be limited to the extent necessary to comply with Section 157(c) of the Delaware General Corporation Law, other applicable provisions of Delaware law, and requirements of Section 303A.05 of the Listed Company Manual of the New York Stock Exchange
, and further provided that any decision concerning the granting of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made exclusively by members of the Committee who are at that time “outside directors” as defined under Section 162(m) of the Code
.

4. Share Authorization

(a) Subject to adjustment as provided in Section 20 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization “) shall be:

(1) ~~3,750,000 Shares; plus~~
6,000,000 Shares (which includes the 3,750,000 Shares authorized under the original Trinity Industries, Inc. 2004 Stock Option and Incentive Plan and 2,250,000 additional Shares authorized pursuant to this Plan); plus

(2) ~~The number of authorized Shares not issued or subject to outstanding awards under the Company’s prior plans as of the Effective Date and (b)~~ any Shares subject to outstanding awards as of the
Original
 Effective Date under the prior plans that on or after the
Original
Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

(b) Notwithstanding the above, in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to Incentive Stock Options, Non-qualified Stock Options, and other Awards shall be: (i) ~~3,750,000~~
6,000,000
 Shares that may be issued pursuant to Awards in the form of Incentive Stock Options; (ii) ~~3,750,000~~
6,000,000
 Shares that may be issued pursuant to Awards in the form of Non-qualified Stock Options; and (iii) ~~3,750,000~~
6,000,000
 Shares that may be issued pursuant to Awards in forms other than Incentive Stock Options and Non-Qualified Stock Options.

(c) Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a participant. Accordingly, if any Award lapses, expires, terminates, or is cancelled prior to the issuance of Shares thereunder, no reduction in the Shares available under the Plan will have been made. If Shares are issued under the Plan and thereafter are reacquired by the Company, the reacquired Shares shall again be available for issuance under the Plan. Any Shares (i) tendered by a participant (either by actual delivery or by attestation) or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations, or (ii) covered by an Award that is settled in cash shall be available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 4(c), only Shares not issued due to an Award lapse, expiration, termination, cancellation or settlement in cash, Shares reacquired on account of the forfeiture of such Shares pursuant to the terms of the Plan or the Award, and Shares surrendered in full or partial payment to the Company for the purchase price of an Award may be available again for issuance pursuant to Awards in the form of Incentive Stock Options. All Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by the Company.

(d) The ~~following limits (each an “Annual~~[
maximum aggregate number of Shares that may be granted
]

pursuant to any Option, Stock Appreciation Right or performance-based Award (or any combination of the foregoing)
[
in any one calendar year to any one Executive Officer shall be
]
300,000 (the “Annual Performance
 Stock Award Limit,~~” and, collectively, “Annual Stock Award Limits”) shall apply to grants of such Awards under the Plan:~~
”).

~~(i) Options: The [maximum aggregate number of Shares that may be granted ]in the form of Options, pursuant to all Awards of such type granted[ in any one calendar year to any one Executive Officer shall be ]450,000.~~

~~(ii) Stock Appreciation Rights: The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to all Awards of such type granted in any one calendar year to any one Executive Officer shall be 450,000.~~

~~(iii) Restricted Stock or Restricted Stock Units: The maximum aggregate number of Shares that may be granted in the form of performance-based Awards of Restricted Stock or Restricted Stock Units, pursuant to all Awards of such type granted in any one calendar year to any one Executive Officer shall be 150,000.~~

~~(iv) Performance Awards: The maximum aggregate number of Shares that may be granted in the form of Performance Awards in accordance with Section 13, pursuant to all Awards of such type granted in any one calendar year to any one Executive Officer shall be 150,000 Shares.~~

~~(v) Other Stock-Based Awards. The maximum aggregate number of Shares that may be granted in the form of performance-based Other Awards payable in Shares in accordance with Section 14, pursuant to all Awards of such type granted in any one calendar year to any one Executive Officer shall be 150,000 Shares.~~

5. Eligibility.  Eligibility for participation in the Plan shall be confined to a limited number of persons (i) who are employed by the Company or one or more of its Affiliates, and who are directors or officers of the Company or one or more of its Affiliates, or who are in managerial or other key positions in the Company or one or more of its Affiliates, or (ii) who are Consultants who provide key consulting services to the Company or its Affiliates. In making any determination as to persons to whom Awards shall be granted, the type of Award; and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company and its Affiliates, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company and its Affiliates, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. Non-employee directors are eligible to receive Awards pursuant to Section 17.

6. Grant of Stock Options.  The Committee may grant Stock Options to any eligible person. Each person so selected shall be offered an Option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such Option is an Incentive Stock Option or Non-qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an Option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, consistent with the provisions of this Plan. The Optionee and the Company shall enter into separate option agreements for Incentive Stock Options and Non-qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-qualified Stock Option. The Committee may not reprice underwater Stock Options by canceling and regranting Stock Options or by lowering the exercise price except for adjustments pursuant to Section 20 hereof.

The Committee may require that an Optionee meet certain conditions before the Option or a portion thereto may be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the Option, or stated portions thereof, may be exercised.

The exercise price of the Shares covered by each Stock Option shall be determined by the Committee; provided, however, that the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant.

The term of a Stock Option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years from the date of its grant.

Each Stock Option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each Stock Option shall vest separately in accordance with the vesting schedule determined by the Committee, in its sole discretion, which will be incorporated in the stock option agreement. The vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the vesting schedule would be desirable for the Company. Unless otherwise determined by the Committee and provided in the option agreement evidencing the grant of the Award, if an Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of Death, Disability, or Retirement, the Optionee or the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall become fully vested in each Stock Option granted to the Optionee and shall have the immediate right to exercise any such option to the extent not previously exercised, subject to the other terms and conditions of the Plan.

Regardless of the terms of any Award Agreement, the Committee, at any time when the Company is subject to fair value accounting for equity-based compensation granted to its employees and/or directors, shall have the right to substitute Stock Appreciation Rights for outstanding Options granted to any Participant, provided the substituted Stock Appreciation Rights call for settlement by the issuance of Shares, and the terms and conditions of the substituted Stock Appreciation Rights are equivalent to the terms and conditions of the Options being replaced, as determined by the Committee

7. Limitations on Grant of Incentive Stock Options.

(a) Incentive Stock Options shall not be granted to a non-employee director or more than 10 years after the Effective Date of this Plan, and the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 424 of the Code) shall not exceed $100,000. If any Option intended to be an Incentive Stock Option fails to qualify due to this limitation or otherwise, it shall be deemed a Non-qualified Stock Option and remain outstanding in accordance with its terms.

(b) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless (~~1~~
i
) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and (~~2~~
ii
) the term of the option shall not exceed five (5) years.

8. Non-transferability of Stock Options.  A Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and a Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, the Board or Committee may permit further transferability of a Non-qualified Stock Option on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, and provided further, unless otherwise provided in the stock option agreement, a Non-qualified Stock Option may be transferred to: one or more members of the immediate family (being the spouse (or former spouse), children or grandchildren) of the Optionee; a trust for the benefit of one or more members of the immediate family of the Optionee (a “family trust”); a partnership, the sole partners of which are the Optionee, members of the immediate family of the Optionee, and one or more family trusts; or a foundation in which the Optionee controls the management of the assets. Upon any transfer, a Stock Option will remain subject to all the provisions of this Plan and the option agreement, including the provisions regarding termination of rights with respect to the Stock Option upon termination of the Optionee’s employment, and the transferee shall have all of the rights of and be subject to all of the obligations and limitations applicable to the Optionee with respect to the Stock Option, except that the transferee may further transfer the Stock Option only to a person or entity that the Optionee is permitted to transfer the Stock Option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of a Stock Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon a Stock Option shall be null and void and without effect.

9. Exercise of Stock Options.

(a) Stock options may be exercised as to Shares only in minimum quantities and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and, at the Committee’s discretion and in accordance with procedures established by the Committee from time to time, may be paid to the Company in one or more of the following ways:

(~~1~~
i
) in cash (including check, bank draft, or money order); or

(~~2~~
ii
) by the delivery of Shares (including Restricted Stock when authorized by the Committee) already owned by the Optionee, or directing the Company (when authorized by the Committee) to withhold Shares otherwise issuable upon exercise, having a Fair Market Value equal to the aggregate exercise price; provided that no delivery or withholding of Shares will be permitted under this provision if it would result in the Company recognizing additional accounting expense after the grant of the Option or upon its exercise;

(~~3~~
iii
) by a combination of cash and Shares; or

(4
iv
) by providing with the notice of exercise an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Company, in cash or by check payable to the Company, to pay the full purchase price of the Shares and all applicable withholding taxes.

(b) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a Stock Option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.

10. Stock Appreciation Rights.  The Committee may grant Stock Appreciation Rights to any eligible person, either as a separate Award or in connection with a Stock Option. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right), by (ii) the number of Shares as to which the Stock Appreciation Right is exercised, with a cash settlement to be made for any fractional Share. If a Stock Appreciation Right is granted in tandem with a Stock Option, there shall be surrendered and canceled from the option at the time of exercise of the Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of shares as to which the Stock Appreciation Right shall have been exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted. The exercise price of any Stock Appreciation Right shall in no event be less than the Fair Market Value of the Shares at the time of the grant.

The term of a Stock Appreciation Right shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten (10) years from the date of its grant.

11. Restricted Stock.

(a) Restricted Stock may be awarded or sold to any eligible person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of Restricted Stock shall be specified by the grant. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including whether the holder of the Restricted Stock shall have the right to vote the Shares and receive all dividends and other distributions applicable to the Shares (including through reinvestment in additional Restricted Stock). Each Award of Restricted Stock may have different restrictions and conditions. Subject to the minimum vesting requirements of Section 22, the Committee shall determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company; and the Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Restricted stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

(b) Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect of the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of the Restricted Stock during the restriction period or require that the Restricted Stock be placed in an escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

12. Restricted Stock Units.  Restricted Stock Units may be awarded or sold to any eligible person under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of units sold to the eligible person resell to the Company at cost) such units in the event of termination of employment during the period of restriction, subject to the minimum vesting requirements of Section 22.

13. Performance Awards.

(a) The Committee may grant Performance Awards to any person. The terms and conditions of Performance Awards shall be specified at the time of the grant and, subject to Section 22, may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period, provided that no modifications may be made relating to a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m) if and to the extent that the modification would disqualify such Performance Award, and, with respect to such qualifying Performance Awards, the Committee may not increase the number of Shares or cash that may be earned by any Executive Officer upon satisfaction of any performance criteria established pursuant to this Section 13 or performance goal as provided for in Section 16 hereof.

(b) Performance Awards may be denominated in Shares or cash or valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, subject to the achievement of performance goals as provided for in Section ~~18~~
16
 hereof or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, Shares, or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

14. Other Awards.  The Committee may grant to any eligible person other forms of Awards payable in cash or based upon, payable in, or otherwise related to, in whole or in part, Shares if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant, subject to Section 22. Such Other Awards may be granted for no cash consideration, (as, for example, bonus Shares), for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant (as for example, Shares granted in lieu of other rights to compensation, mandatorily or at the election of the participant).

15. Dividend Equivalent Rights.

(a) The Committee may grant a Dividend Equivalent Right to any eligible employee, either as a component of another Award or as a separate Award[;
provided, however, that
]
no Dividend Equivalent Rights may be granted with respect to any Options or Stock Appreciation Rights
.
 The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(b) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

16. Performance Goals.

(a) Awards of Restricted Stock, Restricted Stock Units, Performance Awards (whether relating to cash or Shares) and Other Awards (whether relating to cash or Shares) under the Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company’s common stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

(b) For any Performance Awards or Other Awards that are denominated in cash, such that the Annual
Performance
Stock Award ~~Limits~~
Limit
 in Section 4(e) ~~are~~
is
 not
an
effective ~~limitations~~
limitation
 for purposes of Treasury Regulation 1.162-27(e), the maximum amount payable to any Executive Officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $2,000,000.

17. Non-Employee Directors.  Non-employee directors may only be granted awards under this Plan in accordance with this Section 17. The Board or the Committee will grant all Awards to non-employee directors. Subject to the limit set forth in Section 4(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to non-employee directors shall be 450,000 Shares, and no non-employee director may receive Awards subject to more than~~15,000~~
20,000
 Shares in any calendar year. Awards made pursuant to this Section 17 shall be with terms and conditions otherwise consistent with the provisions of this Plan.

18. Change in Control.  Except as otherwise provided in this Section 18, or as otherwise determined by the Committee at the time of grant of an Award and provided for in the agreement evidencing the grant of the Award, upon a Change in Control, all outstanding Stock Options and Stock Appreciation Rights shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all Performance Goals shall be deemed achieved at target levels and all other terms and conditions met; all Restricted Stock Units and Performance Awards (whether relating to cash or Shares) shall be paid out as promptly as practicable; and all Other Awards (whether relating to cash or Shares) shall be delivered or paid. The Committee may also provide for the cash settlement of Options and Stock Appreciation Rights.

(a) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(~~I~~
i
) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (~~i~~
A
) of paragraph (~~III~~
iii
) below; or

(~~II~~
ii
) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

(~~III~~
iii
) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (~~i~~
A
) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (~~ii~~
B
) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)
 ~~(IV)~~ the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (~~i~~
1
) the Company or any of its subsidiaries, (~~ii~~
2
) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (~~iii~~
3
) an underwriter temporarily holding securities pursuant to an offering of such securities or (~~iv~~
4
) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(b) Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control, and all outstanding options, other than options to which this Section 18 does not apply as provided in the first paragraph of this Section, shall immediately be exercisable in full . In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price.

(c) Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be canceled by the Company, and the holder shall receive, within ten (10) days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of Shares then subject to such option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of the Change in Control over (ii) the purchase price per Share subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.

19. Compliance with Securities and Other Laws.  In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

20. Adjustments Upon Changes in Capitalization.  In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction affects the fair value of an Award
, the Committee, in its sole discretion, ~~in order to prevent dilution or enlargement of participants’ rights under the Plan, shall substitute or adjust, as applicable~~
shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event
, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the Annual
Performance
Stock Award ~~Limits~~
Limit
, limits on non-employee director Awards under Section 1
7
, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Section ~~23,~~
21,
 without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code, where applicable.

21. Exchange or Cancellation of Incentives Where Company Does Not Survive.  In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each Share subject to the unexercised portions of outstanding Stock Options or Stock Appreciation Rights, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each Share held by them, such outstanding Stock Options or Stock Appreciation Rights to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

Notwithstanding the foregoing, however, all Stock Options or Stock Appreciation Rights may be canceled by the Company, in its sole discretion, as of the effective date of any such reorganization, merger, consolidation, or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a) giving notice to each holder thereof or his personal representative of its intention to cancel such Stock Options or Stock Appreciation Rights and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Shares subject to such outstanding Stock Options or Stock Appreciation Rights, including, in the Committee’s discretion, some or all of the Shares as to which such Stock Options or Stock Appreciation Rights would not otherwise be vested and exercisable; or

(b) paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per Share of such Stock Option (hereinafter the “Spread”), multiplied by the number of Shares subject to the Stock Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the Shares receivable upon exercise of the Options as being outstanding in determining the net amount per Share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per Share shall be calculated on the basis of the net amount receivable with respect to Shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c) An Award that by its terms would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company will be considered vested or exercisable for purposes of Section 21(a) hereof.

22. Limitation on Vesting of Certain Awards.

(a) Awards of Restricted Stock, Restricted Stock Units, Performance Awards payable in Shares, or Other Awards in the form of Shares, if granted to persons who do not pay cash consideration or elect to forgo a right to cash consideration substantially equal in value to the Shares subject to such Award (at grant or any other time prior to settlement), such Awards will be subject to the minimum vesting provisions set forth in this Section 22(a), except as provided in Section 22(b). Such Awards, if their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than one year, and such Awards, if neither their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than three years; provided however, that such Awards may vest on an accelerated basis in the event of a participant’s death, Disability, or Retirement, or in the event of a Change in Control. For purposes of this Section 22(a), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

(b) The provisions of Section 22(a) notwithstanding, up to twelve percent (12%) of the Shares authorized under the Plan may be granted as Awards of the type referred to in Section 22(a) without meeting the minimum vesting requirements set out in Section 22(a).

23. Effective Date.  The Plan shall be effective as of ~~May 10, 2004 (the “Effective Date”)[; provided, however, that ]if the Plan is not approved~~
the date of its approval
  by the holders of a majority of the Shares of the Company represented and voting at the next Annual Meeting of Stockholders ~~after such date, this Plan and all Awards granted hereunder shall be void~~
(“Effective Date”)
.

24. Amendment of the Plan.  All provisions of the Plan (including without limitation, any Award made under the Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (~~i~~
a) no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Awards granted under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective without stockholder approval; (b
) no Award at any time outstanding under the Plan may be modified, impaired, or canceled adversely to the holder of the Award without the consent of such holder~~,~~
;
 and (~~ii~~
c
) no ~~material amendment of the Plan or~~ increase in the number of Shares subject to Awards to non-employee directors pursuant to Section 17 may be made without stockholder approval.

25. Termination of Plan.  The Board may terminate the Plan at any time. However, termination of the Plan shall not affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated. Any Award granted pursuant to this Plan must be granted~~within ten (10) years after the Effective Date of this Plan.~~
by May 3, 2020.

26. No Employment Rights.  Nothing in the Plan or in any Award shall confer upon any recipient of an Award any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such recipient’s employment or directorship at any time.

27. Tax Withholding and 83(b) Election.

(a) The amount, as determined by the Committee, of the minimum required statutory federal, state, or local tax required to be withheld by the Company attributable to amounts payable or Shares deliverable under the Plan shall be satisfied, at the election of the recipient of the Award, but subject to the consent of the Committee, either (i) by payment by the recipient to the Company of the amount of such withholding obligation in cash (the “Cash Method”); (ii) in the case of Awards payable in cash, through retention by the Company of cash equal to the amount of such withholding obligation; or (iii) in the case of Awards deliverable in Shares, through the retention by the Company of a number of Shares having a Fair Market Value equal to the amount of such withholding obligation (the “Share Retention Method”). The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine the time and manner in which the recipient may elect to satisfy a withholding obligation by either the Cash Method or the Share Retention Method. Notwithstanding anything else in the Plan or Award to the contrary, any recipient of an Award under the Plan who is subject to Section 16 of the Securities Exchange Act of 1934 shall satisfy such withholding obligation under this Section 27 by the Share Retention Method, and neither the Company nor the Committee shall have any discretion to permit the satisfaction of such withholding obligation by any other means.

(b) Unless otherwise expressly provided in the Award, if a holder is granted an Award subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code and related regulations, then such holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Award is granted to such holder, the excess of the Fair Market Value (determined without regard to any restriction other than one which by its terms will never lapse), of such Award at the date of grant, over the amount (if anything) paid for such Award. If the holder makes the Section 83(b) election described above, the holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay to the Company the minimum required statutory federal, state, or local tax required to be withheld by the Company.

28.
 ~~27.~~ Indemnification.  Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

TRINITY INDUSTRIES, INC. 2525 STEMMONS FREEWAY DALLAS, TX75207	VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee (s), mark “For All Except” and write the number(s) of the nominee (s) on the line below.
The Board of Directors recommends that you vote FOR the following:			☐	☐	☐

1.	Election of Directors
Nominees

01 John L. Adams 06 Ronald W. Haddock 11 Timothy R. Wallace		02 Rhys J. Best 07 Jess T. Hay	03 David W. Biegler 04 Leldon E. Echols 05 Ronald J. Gafford 08 Adrian Lajous 09 Charles W. Matthews 10 Diana S. Natalicio

The Board of Directors recommends you vote FOR the following proposal (s):		For	Against	Abstain

2	To approve the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan.	☐	☐	☐

3	To approve the ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm for fiscal year ending December 31, 2010.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name (s) appear (s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000054492_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

TRINITY INDUSTRIES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - May 3, 2010
As an alternative to completing this form, you may enter your vote instruction by telephone at 1 -800-690-6903, or via the Internet at WWW.PROXYVOTE.COM. Have your proxy card in hand and follow the instructions.
The undersigned hereby appoints Timothy R. Wallace, Rhys J. Best and Jared S. Richardson and each of them with full power of substitution, attorneys, agents and proxies (“agents”) of the undersigned to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 3, 2010 at 8:30 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. If more than one of the above agents shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said agents so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said agents, their substitutes, or any of them, may lawfully do by virtue hereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side

0000054492_2 R2.09.05.010